================================================================================



                               CREDIT AGREEMENT

                         DATED AS OF OCTOBER 30, 1995
                                     AMONG


                           CONNER PERIPHERALS, INC.,



                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                                   AS AGENT

                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                  ARRANGED BY


                              BA SECURITIES, INC.



================================================================================

                               TABLE OF CONTENTS

Section                                                               Page
                                   ARTICLE I
                                  DEFINITIONS........................   1

1.01..  Certain Defined Terms........................................   1
1.02..  Other Interpretive Provisions................................  19
1.03..  Accounting Principles........................................  20
                                  ARTICLE II
                                 THE CREDITS.........................  20
2.01  Amounts and Terms of Commitments...............................  20
2.02  Loan Accounts..................................................  20
2.03  Procedure for Borrowing........................................  21
2.04  Conversion and Continuation Elections..........................  22
2.05  Voluntary Termination or Reduction of Commitments..............  23
2.06  Optional Prepayments...........................................  23
2.07  Mandatory Prepayments..........................................  23
2.08  Repayment......................................................  24
2.09  Interest.......................................................  24
2.10  Fees...........................................................  24
          (a)  Arrangement, Agency Fees .............................  24
          (b)  Commitment Fees.......................................  25
          (c)  Closing Fees..........................................  25
2.11  Computation of Fees and Interest...............................  25
2.12  Payments by the Company........................................  25
2.13  Payments by the Banks to the Agent.............................  26
2.14  Sharing of Payments, Etc.......................................  27
2.15  Extension of Termination Date..................................  27
                                  ARTICLE III
                  TAXES, YIELD PROTECTION AND ILLEGALITY.............  27
3.01  Taxes..........................................................  27
3.02  Illegality.....................................................  29
3.03  Increased Costs and Reduction of Return........................  30
3.04  Funding Losses.................................................  31
3.05  Inability to Determine Rates...................................  31
3.06  Certificates of Banks..........................................  32
3.07  Survival.......................................................  32
3.08  Replacement....................................................  32

Section                                                               Page

                                  ARTICLE IV
                          CONDITIONS PRECEDENT........................  32

4.01  Conditions of Effectiveness.....................................  32
         (a)  Credit Agreement........................................  32
         (b)  Resolutions; Incumbency.................................  32
         (c)  Organization Documents; Good Standing...................  33
         (d)  Legal Opinions..........................................  33
         (e)  Payment of Fees.........................................  33
         (f)  Certificate.............................................  33
         (g)  Financial Statements....................................  33
         (h)  Certified Documents.....................................  33
         (i)  Termination of Existing Facility Commitments............  34
         (j)  Disclosure Letter.......................................  34
         (k)  Other Documents.........................................  34
4.02  Conditions to All Borrowings ...................................  34
         (a)  Notice of Borrowing.....................................  34
         (b)  Continuation of Representations and Warranties..........  34
         (c)  Subordinated Debt Notices...............................  34
         (d)  No Material Adverse Effect .............................  34
         (e)  No Noncompliance Event..................................  34


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES........................  35

5.01  Corporate Existence and Power...................................  35
5.02  Corporate Authorization; No Contravention.......................  35
5.03  Governmental Authorization......................................  35
5.04  Binding Effect..................................................  36
5.05  Litigation......................................................  36
5.06  No Noncompliance Event..........................................  36
5.07  ERISA Compliance................................................  36
5.08  Use of Proceeds; Margin Regulations.............................  37
5.09  Title to Properties.............................................  37
5.10  Taxes...........................................................  37
5.11  Financial Condition.............................................  38
5.12  Environmental Matters...........................................  38
5.13  Regulated Entities..............................................  39
5.14  No Burdensome Restrictions......................................  39
5.15  Copyrights, Patents, Trademarks and Licenses, Etc...............  39
5.16  Subsidiaries; Business Operations...............................  40
5.17  Insurance.......................................................  40
5.18  Labor Relations.................................................  40
5.19  Internal Control................................................  40
5.20  Swap Obligations................................................  40
5.21  Full Disclosure.................................................  40
5.22  Subordinated Debt...............................................  41

Section                                                               Page
                                   ARTICLE VI
                                AFFIRMATIVE COVENANTS.................  41
6.01  Financial Statements............................................  41
6.02  Certificates; Other Information.................................  42
6.03  Notices.........................................................  43
6.04  Preservation of Corporate Existence, Etc........................  44
6.05  Maintenance of Property.........................................  45
6.06  Insurance.......................................................  45
6.07  Payment of Obligations..........................................  45
6.08  Compliance with Laws............................................  45
6.09  Compliance with ERISA...........................................  46
6.10  Inspection of Property and Books and Records....................  46
6.11  Environmental Laws..............................................  47
6.12  Use of Proceeds.................................................  47
6.13  Subordinated Debt Notices; Amendments...........................  47
6.14  Internal Controls...............................................  47
                                  ARTICLE VII
                           NEGATIVE COVENANTS........................  47
7.01  Limitation on Liens............................................  48
7.02  Disposition of Assets..........................................  51
7.03  Consolidations and Mergers.....................................  52
7.04  Loans and Investments..........................................  53
7.05  Amendments to Subordinated Debt Instrument.....................  55
7.06  Transactions with Affiliates...................................  55
7.07  Compliance with ERISA..........................................  55
7.08  Restricted Payments............................................  56
7.09  Leverage Ratio.................................................  57
7.10  Minimum Tangible Net Worth.....................................  57
7.11  Quick Ratio....................................................  58
7.12  Profitability..................................................  58
7.13  Change in Business.............................................  58
7.14  Accounting Changes.............................................  58
7.15  Sale/Leaseback Transactions....................................  58

Section                                                               Page
                                 ARTICLE VIII
                                NONCOMPLIANCE EVENTS.................  59
8.01  Noncompliance Event............................................  59
         (a)    Non-Payment..........................................  59
         (b)    Representation or Warranty...........................  59
         (c)    Specific Noncompliance Events........................  59
         (d)    Other Noncompliance Events...........................  59
         (e)    Cross-Default .......................................  59
         (f)    Insolvency; Voluntary Proceedings....................  60
         (g)    Involuntary Proceedings..............................  60
         (h)    ERISA................................................  60
         (i)    Monetary Judgments...................................  61
         (j)    Non-Monetary Judgments ..............................  61
         (k)    Change of Control....................................  61
         (l)    Invalidity of Subordination Provisions...............  61
8.02  Remedies.......................................................  61
8.03  Rights Not Exclusive...........................................  62
8.04  Certain Financial Covenant Defaults............................  62
                                    ARTICLE IX
                                    THE AGENT........................  62
 9.01  Appointment and Authorization; "Agent"........................  62
 9.02  Delegation of Duties..........................................  63
 9.03  Liability of Agent............................................  63
 9.04  Reliance by Agent.............................................  63
 9.05  Notice of Noncompliance Event.................................  64
 9.06  Credit Decision...............................................  64
 9.07  Indemnification of Agent......................................  65
 9.08  Agent in Individual Capacity..................................  65
 9.09  Successor Agent...............................................  65
 9.10  Withholding Tax...............................................  66

Section                                                               Page
                                   ARTICLE X
                                MISCELLANEOUS........................  67
10.01  Amendments and Waivers........................................  67
10.02  Notices.......................................................  68
10.03  No Waiver; Cumulative Remedies................................  69
10.04  Costs and Expenses............................................  69
10.05  Company Indemnification.......................................  69
10.06  Payments Set Aside............................................  70
10.07  Successors and Assigns........................................  70
10.08  Assignments, Participations, Etc..............................  70
10.09  Confidentiality...............................................  72
10.10  Set-off.......................................................  72
10.11  Termination of the Commitments under Existing Facility........  73
10.12  Notification of Addresses, Lending Offices, Etc...............  73
10.13  Counterparts..................................................  73
10.14  Severability..................................................  73
10.15  No Third Parties Benefited....................................  73
10.16  Governing Law and Jurisdiction.......................... .....  73
10.17  Waiver of Jury Trial..........................................  74
10.18  Entire Agreement..............................................  74


SCHEDULES

Schedule 2.01       Commitments
Schedule 7.01       Permitted Liens
Schedule 7.04(f)    Closing Date Investments
Schedule 10.02      Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A           Form of Notice of Borrowing
Exhibit B           Form of Notice of Conversion/Continuation
Exhibit C           Form of Compliance Certificate
Exhibit D           Form of Consolidating Statement Certificate
Exhibit E           Form of Legal Opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit F           Form of Legal Opinion of Company's Counsel
Exhibit G           Form of Promissory Note
Exhibit H           Form of Notice to Trustee
Exhibit I           Subordination Provisions
Exhibit J           Form of Assignment and Acceptance

                               CREDIT AGREEMENT
                               ----------------


     This CREDIT AGREEMENT is entered into as of October 30, 1995,among CONNER PERIPHERALS, INC., a Delaware corporation (the "Company"), the several financial
                                                -------
institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS
 -----                    ----
ASSOCIATION, as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.01 Certain Defined Terms.  In addition to the terms defined elsewhere in
          ---------------------
this Agreement, the following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions
          ------------
     for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
      or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means BofA in its capacity as agent for the Banks hereunder,
           -----
      and any successor agent arising under Section 9.09.

          "Agent-Related Persons" means BofA and any successor agent arising
           ---------------------
      under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the

     Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
           ----------------------
     Schedule 10.02 or such other address as the Agent may from time to time specify.

          "Agreement" means this Credit Agreement, together with the Exhibits
           ---------
     and Schedules hereto and the Disclosure Letter, in each case, as amended, supplemented or modified from time to time.

          "Applicable Margin" means
           -----------------

          For each day on which the                          The Applicable Margin,
          aggregate principal of outstanding                     per annum, is:
                                                       --------------------------------
          Loans (after taking into account any          For Base           For Offshore
          Loans made or paid on such day) is:          Rate Loans:         Rate Loans:
          ------------------------------------         -----------         ------------

          $50,000,000 or less                          0.000%                0.875%

          More than $50,000,000                        0.250%                1.125%

          The Applicable Margin shall be adjusted automatically as to all Loans then outstanding as of the effective date of any change in the Applicable Margin, as set forth therein.

          "Arranger" means BA Securities, Inc., a Delaware corporation.
           --------

          "Assignee" has the meaning specified in subsection 10.08(a).
           --------

          "Attorney Costs" means and includes all reasonable fees and
           --------------
     disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" has the meaning specified in the introductory clause hereto.
           ----

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
           ---------------
     U.S.C. (S)101, et seq.).
                    ------

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
           ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
     Rate.

          "Board of Directors" means, at any time, the board of directors of the
           ------------------
     Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

          "BofA" means Bank of America National Trust and Savings Association, a
           ----
     national banking association.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
     same Type made to the Company on the same day by the Banks under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.03.

          "Business Day" means any day other than a Saturday, Sunday or other
          ------------
     day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
          ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capitalized Lease Obligations" means any obligation of the Company or
           -----------------------------
     any of its Subsidiaries with respect to any rental that, under GAAP, is required to be capitalized on the books of the Company and its Subsidiaries, taken at the amount thereof accounted for as indebtedness net of interest expense determined on a consolidated basis, in accordance with GAAP.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     such Person's Investments in:

               (a) obligations of, or obligations guaranteed by (or insured by), the United States government, its agencies, or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) seven years from the date of acquisition;

               (b) commercial paper or loan participations maturing within seven years of the date of acquisition issued by or granting participations in obligations of a Person organized under the laws of the United States, Canada, a country that is a member of the European Community, Singapore, Taiwan, Malaysia or Japan, rated at the time of acquisition (or issued by or granting participations in obligations of Persons organized under the laws of such jurisdiction with other outstanding unsecured and unsupported debt securities ranking pari passu with such commercial paper or loan participations and rated at the time of acquisition) in the top rating classification by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community at the time of acquisition thereof;

               (c) operating deposit accounts maintained in the ordinary course of business for operating fund purposes;

               (d) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) seven years of the date of acquisition, that are rated in one of the highest two rating classifications by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States;

                   (e) demand and time deposits with, Eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit issued by

                        (1) any bank organized under the laws of the United
               States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least $100,000,000, and outstanding unsecured and unsupported debt rated "A" or better at the time of acquisition thereof by Standard and Poor's Corporation, Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community, or

                        (2) any other bank organized under the laws of a country
               that is a member of the European Community (or any political subdivision of any such country), Japan, Singapore, Taiwan, Malaysia, the Cayman Islands, the British West Indies or the Bahamas, having combined capital and surplus of not less than $500,000,000 or the equivalent thereof in a currency other than United States dollars.

               (the banks described in the foregoing subclauses (i) and (ii), inclusive, being referred to in this Agreement as "Permitted Banks");
                                                        ---------------

               (f) bankers' acceptances accepted by a Permitted Bank and eligible for rediscount under the requirements of the Board of Governors of the Federal Reserve System;

               (g) Investments in money market programs that would be classified on the balance sheet of the investing Person as a current asset in accordance with generally accepted accounting principles, which money market programs have total invested assets in excess of $1,000,000,000; and

               (h) Investments in money market preferred stocks or other equivalent Dutch-auction preferred stock of any corporation maturing within one year of the date of acquisition thereof and with a credit rating at the time of acquisition thereof of "AA+" or "aa1" or better (or a comparable rating) by Moody's Investors Service, Inc., Standard & Poor's Corporation, Duff & Phelps Credit Rating Co. or any other rating agency nationally recognized in the United States, Japan or any country which is a member of the European Community.

     "Change of Control" means the direct or indirect acquisition by any
      -----------------
person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of

               (i) beneficial ownership of issued and outstanding shares of voting stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then issued and outstanding voting stock of the Company, or

               (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board of Directors.

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986.
           ----

          "Commitment," as to each Bank, has the meaning specified in Section
           ----------
2.01.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit C.
   ---------

         "Consolidated Current Liabilities" means, as of any date of
          --------------------------------
      determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries at such date.

          "Consolidated Net Income" for any fiscal period means net income
           -----------------------
      before extraordinary items of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means, at any time, any Subsidiary of the
           -----------------------
      Company that in accordance with GAAP would be consolidated with the Company for financial reporting purposes.

          "Consolidated Tangible Assets" means, as of any date of determination,
           ----------------------------
     Consolidated Total Assets as of such date minus the net book value of (i)
                                               -----
     goodwill, organizational expenses, treasury shares, patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, mask works, designs and other intellectual property and licenses therefor and rights therein, and other similar intangibles, and (ii) all deferred charges and amortizing debt issuance expenses carried as an asset in excess of $6,500,000.

          "Consolidated Total Assets" means, as of any date of determination,
           -------------------------
      the aggregate amount of all assets of the Company and its Subsidiaries that would, in accordance with GAAP, be required to be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such date.

          "Consolidated Total Liabilities" means, as of any date of
           ------------------------------
      determination, the aggregate amount of all liabilities of the Company and its Subsidiaries that would, in accordance with GAAP, be required to be shown on as a liability on the liability side of a consolidated balance sheet of the Company and its Subsidiaries as of such date.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
      indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any
                                -------------------
      Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
      (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
     2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having an Interest Period expiring on such date.

          "Determination Date" means the last day of each fiscal quarter of the
           ------------------
     Company.

          "Disclosure Letter" means that certain letter of even date herewith by
           -----------------
      the Company addressed to the Agent containing the Schedules referenced in
      Article V hereof.

          "Dollars," "dollars" and "$" each mean lawful money of the United
           -------    -------       -
      States.

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
      laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or nonsudden, accidental or nonaccidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
     common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "Environmental Permits" means all licenses, permits, authorizations
           ---------------------
     and registrations required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended, and any regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
     Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the
           -----------------------------
     definition of "Offshore Rate."

          "Existing Facility" means the Credit Agreement dated as of December
           -----------------
     23, 1993, as heretofore amended, among the Company, the several financial institutions party thereto and Bank of America National Trust and Savings Association, as agent for such financial institutions.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
     regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
     Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in subsection 2.10(a).
           ----------

          "Foreign Receivables" means any and all receivables of the Company for
           -------------------
     which the account debtor with respect thereto either is not principally located or doing business in the United States or is organized under the laws of a jurisdiction other than the United States or any political subdivision of the United States.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
     any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
     "Contingent Obligation."

          "Hazardous Materials" means all those substances which are regulated
           -------------------
     by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capitalized Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership in which such Person is a general partner.

          "Indemnified Liabilities" has the meaning specified in Section 10.05.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 10.05.
           ------------------

          "Independent Auditor" has the meaning specified in subsection 6.01(a).
           -------------------

          "Ineligible Securities" means securities which may not be underwritten
           ---------------------
     or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

          "Insolvency Proceeding" means, with respect to any Person, (a) any
           ---------------------
     case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Offshore Rate Loan, the last
           ---------------------
     day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided,
                                                                --------
     however, that if any Interest Period for an Offshore Rate Loan exceeds
     -------
     three months, the date that falls three months after the beginning of such Interest Period (and after each Interest Payment Date thereafter) is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
     commencing on the Borrowing Date of such Loan or on the
     Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;
     provided that:
     --------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend (or shall be requested) beyond the Termination Date.

          "Investment" means, when used in connection with any Person, any
           ----------
     investment by that Person, whether by means of purchase or other acquisition of capital stock or other securities, limited partnership interests, or any warrant or option, of any other Person or by means of loan, advance, capital contribution, guaranty, bonds, debentures, notes or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership or Joint Venture interest in any other
             ---------
     Person.


          "IRS" means the Internal Revenue Service, and any Governmental
           ---
     Authority succeeding to any of its principal functions under the Code.

          "Joint Venture" means a single-purpose corporation, partnership,
           -------------
     limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Latent Noncompliance Event" means any event or circumstance which,
           --------------------------
     with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Noncompliance Event.

         "Lending Office" means, as to any Bank, the office or offices of such
          --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 10.02, or such
                                                       --------------
     other office or offices as such Bank may from time to time notify the Company and the Agent.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     security interest, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or priority or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under any Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

         "Loan" means an extension of credit by a Bank to the Company under
          ----
     Article II, and may be a Base Rate Loan, or an Offshore Rate Loan (each, a "Type" of----Loan).

          "Loan Documents" means this Agreement, any Notes, the Fee Letter and
           --------------
     all other documents delivered to the Agent or any Bank in connection herewith.

          "Majority Banks" means at any time, Banks then holding at least 50% of
           --------------
     the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 50% of the Commitments.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
     material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

          "Material Subsidiary" means, at any time, (a) any Consolidated
           -------------------
     Subsidiary which either (i) at such time owns assets having a net book value equal to or greater than ten percent (10%) of Consolidated Assets, or
     (ii) for the most recent fiscal quarter or the most recent fiscal year had income from operations equal to or greater than five percent (5%) of the income from operations for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (b) any Consolidated Subsidiary owning more than 50% of the voting stock or other equity interest of any Subsidiary described in clause (a) of this definition.

          "Multiemployer Plan" means a "multiple employer plan" or a
           ------------------
     "multiemployer plan," as described in Section 4064(a) and 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Proceeds" means, with respect to a sale of equity securities,
           ------------
     gross proceeds thereof reduced by all reasonable out-of-pocket costs and expenses paid or incurred by the Company directly in connection therewith, including underwriter's commissions or discounts, registration and filing fees, legal and accounting fees, and printing costs (but excluding amounts of such costs and expenses payable to the Company or any Affiliate of the Company).

          "1991 Indenture" means that certain Indenture dated as of March 1,
           --------------
     1991 by the Company to The First National Bank of Boston, as trustee, relating to the 6 3/4% subordinated convertible debentures due 2001, as supplemented through the date hereof.

          "1992 Indenture" means that Indenture dated as of March 1, 1992, by
           --------------
     and between the Company and The First National Bank of Boston, as trustee, relating to the 6 1/2% convertible subordinated debentures due 2002, as supplemented through the date hereof.

          "Noncompliance Event" means any of the events or circumstances
           -------------------
     specified in Section 8.01.

          "Note" means a promissory note executed by the Company in favor of a
           ----
     Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit
                                                                       -------
     G.
     -


          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit A.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit B.
                 ---------

          "Notice of Lien" means any "notice of lien" or similar document
           --------------
     intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
     covenants, duties and other Indebtedness arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
     Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

               Offshore Rate =                   LIBOR
                                ------------------------------------
                                1.00 - Eurodollar Reserve Percentage

     Where,

               "Eurodollar Reserve Percentage" means for any day for any
                -----------------------------
          Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum determined by the
                -----
          Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the
           ------------------
     Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
     or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 10.08(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
     ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Permitted Investments" has the meaning specified in Section 7.04.
           ---------------------

          "Permitted Liens" has the meaning specified in Section 7.01.
           ---------------

          "Permitted Swap Obligations" means all obligations (contingent or
           --------------------------
     otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the nondefaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of a Noncompliance Event hereunder (other than a Noncompliance Event under subsection 8.01(a)).

          "Person" means an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Preferred Stock" means, at any time, with respect to any Person,
           ---------------
     capital stock of such Person that is preferred as to the payment of dividends, or as to the distribution of Property on any voluntary or involuntary liquidation or dissolution of such Person, over any other class of capital stock of such Person (in each case, taken at the greater of its voluntary or involuntary liquidation preference at the time of calculation thereof, but exclusive of accrued dividends).

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, and whether tangible or intangible.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Purchase Money Mortgage" means a Lien held by any Person (whether or
           -----------------------
     not the seller of the assets covered by such Lien) on tangible Property (other than assets acquired to replace, repair, upgrade or alter tangible Property owned by the Company or any of its Subsidiaries on the date of this Agreement), provided that such Lien:
                      --------

               (a) secures all or a portion of the related purchase price or construction costs of such Property;

               (b) encumbers only tangible Property, accretions and accessions thereto and (in the case of any Lien in respect of improvements to real estate) any theretofore unimproved real Property on which such Property is located (and the proceeds of the disposition thereof) acquired or constructed with the proceeds of the indebtedness secured by such Lien; and

               (c) is created concurrently with or within one year of the acquisition or substantial completion of construction of such tangible Property.

          "Reference Bank" means BofA, or any successor "Reference Bank"
           --------------
          designated by the Majority Banks.

          "Replacement Bank" has the meaning specified in Section 3.08.
           ----------------

          "Reportable Event" means, any of the events set forth in Section
           ----------------
     4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

          "Responsible Officer" means the chief executive officer, the
           -------------------
     president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer or the general counsel of the Company.

          "Restricted Payments" has the meaning specified in subsection 7.08(a).
           -------------------

          "Sale/Leaseback Transaction" means any transaction or series of
           --------------------------
      related transactions in which the Company or a Subsidiary of the Company sells or transfers any of its Property to any Person (other than to the Company or to a Subsidiary of the Company) and within one year thereafter rents or leases such transferred Property or substantially similar Property from any Person.

          "Sale/Leaseback Transaction Amount" means, on any date, after giving
           ---------------------------------
      effect to all Sale/Leaseback Transactions occurring on such date, the greater of:

               (a) the present value, discounted at the Base Rate in effect as of the date of determination thereof, of all unpaid payment obligations of the Company and its Subsidiaries in respect of all Sale/Leaseback Transactions in effect on such date; or

               (b) the depreciated purchase price of all Property, subject to Sale/ Leaseback Transactions at such time, on such date.

          "Seagate" means Seagate Technology, Inc.
           -------

          "Section 20 Subsidiary" means the subsidiary of the bank holding
           ---------------------
     company of any Bank, which has been granted authority by the FRB to underwrite and deal in Ineligible Securities.

          "SEC" means the Securities and Exchange Commission, or any
           ---
     Governmental Authority succeeding to any of its principal functions.

          "Subordinated Debt" means all Indebtedness (whether now existing or
           -----------------
     hereafter incurred or arising) of the Company under the 1991 Indenture, the 1992 Indenture, or which is subject to subordination provisions in favor of the holders of the Obligations no less favorable to such holders than those attached hereto as Exhibit I or is otherwise consented to in writing as
                        ---------
     "Subordinated Debt" by the Majority Banks.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, limited liability company, Joint Venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
      and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing,
           -------------
      relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap
           ----------------------
     Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "Tangible Net Worth" means at any time, Consolidated Tangible Assets
           ------------------
     minus Consolidated Total Liabilities.
     -----

          "Taxes" means any and all present or future taxes, levies,
           -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes (including income taxes or franchise taxes) imposed on, or measured by, its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

     "Termination Date" means the earlier to occur of:
      ----------------

               (a) October 28, 1996 (subject to extension as provided in Section 2.15), and

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "Transfers" has the meaning specified in Section 7.02.
           ---------

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "Unfunded Pension Liability" means the excess of a Pension Plan's
           --------------------------
     benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "United States" and "U.S." each means the United States of
                -------------       ---
     America.

               "Wholly Owned Subsidiary" means a Subsidiary of the Company (or
                -----------------------
     of any Subsidiary of the Company) of which 100% of the voting stock is owned beneficially and of record, directly or indirectly, by the Company (or one or more Wholly Owned Subsidiaries of the Company or a combination thereof), provided that directors qualifying shares and shares issued to comply with local ownership legal requirements not exceeding in the aggregate 3% of the voting stock of such Subsidiary may be owned by Persons other than the Company or a Subsidiary of the Company.

     1.02      Other Interpretive Provisions.
               -----------------------------

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the

Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/ their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03 Accounting Principles.
          ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.01  Amounts and Terms of Commitments.  Each Bank severally agrees, on the
           --------------------------------
terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to
                   ----------    --------  -------
any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

     2.02  Loan Accounts.
           -------------

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount actually owing with respect to the Loans.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts.

Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the
                                                  --------  -------
failure of a Bank to make, or an error in making, a thereon with respect to any Loan shall not limit or otherwise affect the actual obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing.
          -----------------------

          (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of (I) $10,000,000 or any multiple of $1,000,000 in excess thereof, in the case of requests for Offshore Rate Loans, or (II) $5,000,000 or any multiple of $1,000,000 in excess thereof, in the case of requests for Base Rate Loans;

               (B)  the requested Borrowing Date, which shall be a Business Day;

               (C)  the Type of Loans comprising the Borrowing; and

               (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

          (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

     2.04      Conversion and Continuation Elections.
               -------------------------------------

               (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                    (i) elect to convert, as of any Business Day, any Base Rate Loans, (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; or

                    (ii) elect to convert, as of the last day of the applicable Interest Period, any Offshore Rate Loans expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

                    (iii) elect to continue, as of the last day of the applicable Interest Period, any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, all Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Latent Noncompliance Event or Noncompliance Event then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans subject to such conversion or continuation held by each Bank.

          (e) Unless the Majority Banks otherwise consent, during the existence of a Latent Noncompliance Event or Noncompliance Event, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

     2.05  Voluntary Termination or Reduction of Commitments.  The Company may,
           -------------------------------------------------
upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless,
                                                                      ------
after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section 2.05, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share.

     2.06  Optional Prepayments.  Subject to Section 3.04, the Company may, at
           --------------------
any time or from time to time, upon notice to the Agent as described in the following sentence, ratably prepay principal amounts outstanding under any Loans in whole or in part, in minimum amounts of $1,000,000 for Base Rate Loans and $5,000,000 for Offshore Rate Loans or in either case any multiple of $1,000,000 in excess of the applicable minimum amount. Such notice of prepayment shall be provided to the Agent by no later than 10:00 a.m. (San Francisco time) not less than three Business Days prior to the proposed date of prepayment in respect of any Offshore Rate Loans, and by no later than 10:00 a.m. (San Francisco time) not less than one Business Day prior to the proposed date of prepayment in respect of any Base Rate Loans. Such notice of prepayment shall be irrevocable and shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 3.04. Accrued interest to each such date of prepayment on the principal amount so prepaid shall be due and payable as provided in Section 2.09(b).

     2.07  Mandatory Prepayments.  The principal amount of the outstanding
           ---------------------
Loans, together with all interest accrued thereon, and amounts required pursuant to Section 3.04, and all accrued and unpaid fees and other amounts outstanding hereunder, shall be immediately due and payable, and the Commitments shall terminate, upon the occurrence of a Change of Control.

     2.08 Repayment. The Company shall repay to the Banks on the Termination
          ---------
Date the aggregate principal amount of Loans outstanding on such date.

     2.09 Interest.
          --------

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the
                                                              ----
Applicable Margin.

          (b) Interest on each Loan (including any Loan or any portion thereof voluntarily prepaid pursuant to Section 2.06) shall be paid in arrears on each Interest Payment Date. Accrued and unpaid interest shall also be paid on the date of any termination of the Commitments (including pursuant to Section 2.05 and 2.07) and, during the existence of any Noncompliance Event, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan (regardless of its Type), or any other amount payable hereunder or under any other Loan Document, is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon, to the extent permitted by applicable law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin plus two percent (2%); provided,
                                                                --------
however, that in respect of payments of principal or interest coming due in
-------
respect of any Offshore Rate Loan prior to the termination of its then current Interest Period, the applicable rate shall be the Offshore Rate plus the Applicable Margin plus two percent (2%) until the end of such then current Interest Period (and thereafter shall be the Base Rate plus the Applicable Margin plus two percent (2%)).

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10 Fees.
          ----

          (a) Arrangement, Agency Fees.  The Company shall pay an arrangement
              ------------------------
fee to the Agent for the Arranger's account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the
                                                   ----------
Company and the Arranger and Agent dated September 8, 1995.

               (b)  Commitment Fees.  The Company shall pay to the Agent for the
                    ---------------
account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 0.30 percent per annum. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing with the quarter beginning on October 1, 1995 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any termination of Commitments under Section
--------
2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

               (c)  Closing Fees.  The Company shall pay to the Agent for the
                    ------------
account of each Bank on the Closing Date a closing fee equal to 0.1% of such Bank's Commitment as of the Closing Date.

     2.11      Computation of Fees and Interest.
               --------------------------------

               (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

     2.12      Payments by the Company.
               -----------------------

               (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each

Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.13      Payments by the Banks to the Agent.
               ----------------------------------

               (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14      Sharing of Payments, Etc.  If, other than as expressly provided
               ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks and the Company following any such purchases or repayments.

     2.15      Extension of Termination Date.  Upon (a) the written request of
               -----------------------------
the Company, received by the Agent not sooner than ninety (90) days nor later than sixty (60) days prior to the first anniversary of the Closing Date (and, if extended, thereafter at any time during the third month prior to the then current Termination Date), and (b) the written concurrence of all the Banks (in the sole discretion of each Bank) which is received by the Agent not later than thirty (30) days prior to the then current Termination Date, the Termination Date shall be extended for an additional one-year period commencing on the then current Termination Date. In the event such written concurrence from each and every one of the Banks is not received by the Agent on or before thirty (30) days prior to the then current Termination Date (after receipt by the Agent of such request from the Company), the Termination Date shall not be extended. The Agent will promptly notify each Bank of the receipt by it of a request under this subsection.


                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

     3.01      Taxes.
               -----

               (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

               (b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 3.01(f):

                    (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                   (ii) the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                   (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, further taxes, withholdings or the like in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

               (c) Subject to Section 3.01(f), the Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

               (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

               (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

               (f) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(b) to any Bank for the account of any Lending Office of such Bank:

           (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under
Section 9.10 in respect of such Lending Office;

          (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 9.10, and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States Requirement of Law or in the official interpretation of such Requirement of Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

          (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 9.10, and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States Requirement of Law or in the official interpretation of any such Requirement of Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (g) Each Bank and the Agent agrees that it will (i) take reasonable actions to maintain all exemptions, if any, available to it from the United States withholding taxes (whether available by treaty, existing administrative waiver or otherwise) and (ii) otherwise cooperate with the Company to minimize amounts payable by the Company under this Section 3.01; provided, however, that,
                                                        --------  -------
neither the Agent nor any Bank shall be obligated by reason of this subsection 3.01(g) to disclose any information regarding its tax affairs or tax computations or to reorder its tax or other affairs or tax or other planning, or to undertake any action that the Agent or such Bank deems to involve incurring any risk of liability or cost to itself or which requires any expenditure of effort that the Agent or such Bank deems unreasonable under the circumstances; and provided further that this subsection 3.01(g) shall not limit the
    -------- -------
obligations of the Company under this Section 3.01.

     3.02      Illegality.
               ----------

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

               (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03      Increased Costs and Reduction of Return.
               -----------------------------------------

               (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), which in either case was not announced prior to the Closing Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, which introduction or change was not announced prior to the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04      Funding Losses.  The Company shall reimburse each Bank and hold
               --------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

               (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) the last day of any relevant Interest Period shall be determined without regard to clause
(iii) in the definition of Interest Period.

     3.05      Inability to Determine Rates.  If the Majority Banks determine
               ----------------------------
that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     3.06      Certificates of Banks.  Any Bank claiming reimbursement or
               ---------------------
compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder (including a description in reasonable detail of the way in which such amount was determined) and such certificate shall be conclusive and binding on the Company in the absence of manifest error; provided, however,
                                                             --------- --------
that the Company shall not be liable for any such amount attributable to any period prior to the date one hundred eighty (180) days prior to the date of such certificate.

     3.07      Survival.  The agreements and obligations of the Company in this
               --------
Article III shall survive the payment of all other Obligations; provided that the obligation of the Company to make any payment under this Article III is contingent upon receipt of the certificate described in Section 3.06 within one hundred eighty (180) days of the repayment of all Loans and the termination of the Commitments.

     3.08      Replacement.  If any Bank claims any additional reimbursement or
               -----------
compensation under this Article III (other than under Section 3.04) or if
Section 3.02 is applicable to such Bank, the Company shall have the right other than during the existence of a Noncompliance Event to cause such Bank to be replaced with a financial institution identified by the Company and willing to become a "Bank" hereunder (a "Replacement Bank"). Any such Replacement Bank
                              ----------------
must be reasonably acceptable to the Agent and shall meet the requirements specified for an Eligible Assignee, including the execution and delivery of such documents required of each Assignee and the payment of such fees to the Agent as required pursuant to Section 10.08(a).

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.01      Conditions of Effectiveness. The effectiveness of the Commitment
               ---------------------------
of each Bank hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

               (a)  Credit Agreement.  This Agreement executed by each of the
                    ----------------
Company, the Agent and the Banks listed on the signature pages hereto (such that the combined Commitments of the Banks executing this Agreement equal 100% of the Commitments listed on Schedule 2.01);

               (b)  Resolutions; Incumbency.
                    -----------------------

                    (i) Copies of the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                    (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c)  Organization Documents; Good Standing. Each of the following
                    -------------------------------------
documents:

                    (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                   (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the states of California, Colorado and Florida, as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

               (d)  Legal Opinions.  Opinions of Wilson, Sonsini, Goodrich &
                    --------------
Rosati, special counsel to the Company, and Thomas Mulvaney, Esq., general counsel to the Company, and addressed to the Agent and the Banks, collectively substantially in the form of Exhibit E and Exhibit F, respectively;
                             ---------     ---------

               (e)  Payment of Fees.  Evidence of payment by the Company of all
                    ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

               (f)  Certificate.  A certificate signed by a Responsible Officer,
                    -----------
dated as of the Closing Date, stating that:

                    (i)   the representations and warranties contained in
Article V are true and correct on and as of such date, as though made on and as of such date;

                    (ii) no Latent Noncompliance Event or Noncompliance Event exists or would result from the initial Borrowing; and

                    (iii) except as specifically disclosed in Schedule 5.11 of the Disclosure Letter, since June 30, 1995 there has occurred no Material Adverse Effect;

               (g)  Financial Statements.  A certified copy of financial
                    --------------------
statements of the Company and its Subsidiaries referred to in Section 5.11;

               (h)  Certified Documents.  Certified copies of the 1991
                    -------------------
Indenture, 1992 Indenture, each as supplemented through the date hereof;

               (i)  Termination of Existing Facility Commitments.  A copy of
                    --------------------------------------------
written notice from the Company to BofA, as agent under the Existing Facility, confirming that the Aggregate Commitment under the Existing Facility of the Banks (as such terms are defined in the Existing Facility) shall terminate on the Closing Date, and evidence satisfactory to BofA, as agent under the Existing Facility, of waiver by such Banks of the three Business Days' prior notice requirement in Section 2.5 of the Existing Facility for such notice;

               (j)  Disclosure Letter.  The Disclosure Letter, together with all
                    -----------------
schedules required to be attached thereto, executed by the Company and acknowledged by the Agent and the Banks; and

               (k)  Other Documents.  Such other approvals, opinions, documents
                    ---------------
or materials as the Agent or any Bank may reasonably request.

     4.02      Conditions to All Borrowings.  The obligation of each Bank to
               ----------------------------
make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

               (a)  Notice of Borrowing.  The Agent shall have received (with,
                    -------------------
in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

               (b)  Continuation of Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (c)  Subordinated Debt Notices.  The Agent shall have previously
                    -------------------------
received a copy of written notice, in form reasonably satisfactory to the Agent, from the Company to the trustee under each of the 1991 Indenture, the 1992 Indenture, and any and all other trustees or creditors in respect of Subordinated Debt outstanding as of such Borrowing Date, informing each such Person that the Company has incurred or (upon such Borrowing Date) shall incur "Senior Indebtedness" (or equivalent term, as defined in such Indentures) pursuant to this Agreement;

               (d)  No Material Adverse Effect. Since September 30, 1995, no
                    --------------------------
Material Adverse Effect has occurred; and

               (e)  No Noncompliance Event.  No Latent Noncompliance Event or
                    ----------------------
Noncompliance Event shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section
4.02 are satisfied.

The representations, warranties and conditions set forth in this Article IV are solely for the benefit of the Agent and the Banks, and the Agent with the written consent of each of the Banks may waive any or all of such conditions in whole or in part; provided that no such waiver of a condition shall constitute a waiver by the Agent or Banks of any of their other respective rights or remedies under this Agreement or otherwise at law or in equity if the Company should be in default of any of its covenants, agreements, representations or warranties under this Agreement.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Company represents and warrants to the Agent and each Bank that:

     5.01      Corporate Existence and Power.  The Company and each of its
               -----------------------------
Material Subsidiaries:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business, and (ii) to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

               (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

               (d)  is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(i), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02      Corporate Authorization; No Contravention. The execution,
               -----------------------------------------
delivery and performance by the Company of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of the Company's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

               (c)  violate any Requirement of Law.

     5.03      Governmental Authorization.  No approval, consent, exemption,
               --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Documen t.

     5.04      Binding Effect.  This Agreement and each other Loan Document to
               --------------
which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05      Litigation.  Except as specifically disclosed in Schedule 5.05 to
               ----------                                       -------------
the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries, or any of their respective Properties, which:

               (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

               (b)  could reasonably be expected to have a Material Adverse
Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06      No Noncompliance Event.  No Latent Noncompliance Event or
               ----------------------
Noncompliance Event exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create a Noncompliance Event under subsection 8.01(e).

     5.07      ERISA Compliance.  Except as specifically disclosed in Schedule
               ----------------                                       --------
5.07 to the Disclosure Letter:
----

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or a favorable determination letter has been requested and is pending) and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification (or a denial or withdrawal of such request). The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.08      Use of Proceeds; Margin Regulations.  The proceeds of the Loans
               -----------------------------------
are to be used solely for the purposes set forth in and permitted by Section
6.12. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock, to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, to extend credit for the purpose of purchasing or carrying any Margin Stock, or to make payments of principal or interest on Ineligible Securities underwritten by any Section 20 Subsidiary and issued by or for the benefit of the Company or any Affiliate of the Company. No proceeds of any Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act; provided, that this sentence shall not apply to the acquisition by the Company of its own securities.

     5.09      Title to Properties.  The Company and each Subsidiary have good
               -------------------
record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10      Taxes.  The Company and its Subsidiaries have filed all Federal,
               -----
state and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and in each case for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. Except as disclosed in Schedule 5.10 of the Disclosure Letter, neither the Company nor any Subsidiary has received notice from any Governmental Authority of any deficiency in respect of any such return or report in an amount which, if assessed or required to be paid, would have a Material Adverse Effect.

     5.11      Financial Condition.
               -------------------

               (a) The audited consolidated financial statements of the Company and its Consolidated Subsidiaries dated December 31, 1994, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                    (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                    (ii) accurately and fairly present, in accordance with GAAP, the consolidated financial condition of the Company and its Consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby;

               (b) The consolidated balance sheet of the Company dated June 30, 1995, and the related consolidated statements of income and cash flows for the fiscal quarter ended on that date:

                    (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                    (ii) accurately and fairly present in all material respects, in accordance with GAAP, the consolidated financial condition of the Company and its Consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby, subject only to normal year end adjustments and the absence of complete footnotes.

               (c)  Except as specifically disclosed in Schedule 5.11 to the
                                                        -------------
Disclosure Letter, since June 30, 1995, there has been no Material Adverse
Effect.

     5.12      Environmental Matters.  The Company conducts in the ordinary
               ---------------------
course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof:

               (a) the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12 to the Disclosure Letter, such
                          -------------
Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (b) each of the Company and its Subsidiaries has obtained all Environmental Permits necessary for its respective operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Environ-mental Permits, except where failure to obtain such Environmental

Permits, maintain such Environmental Permits in good standing or be in compliance with such Environmental Permits could not reasonably be expected to have a Material Adverse Effect;

               (c) neither the Company nor any of its Subsidiaries have received any notice that any of their present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

               (d) there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company or its Subsidiaries, including Environmental Claims associated with any operations of the Company or its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.13      Regulated Entities.  None of the Company, any Person controlling
               ------------------
the Company, or any Subsidiary, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14      No Burdensome Restrictions.  Except as set forth in Schedule 5.14
               --------------------------
of the Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15      Copyrights, Patents, Trademarks and Licenses, Etc.  Except as set
               -------------------------------------------------
forth in Schedule 5.15 of the Disclosure Letter, the Company and its Subsidiaries own or are licensed or otherwise have the right to use (or could obtain ownership of licenses or rights on terms not materially adverse to such Person and under circumstances that could not reasonably be expected to have a Material Adverse Effect) all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where such conflict could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except where the consequence of any such infringement could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, except as specifically disclosed in
Schedule 5.05 to the Disclosure Letter, no claim or litigation regarding any of
-------------
the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.16      Subsidiaries; Business Operations.  As of the Closing Date, the
               ---------------------------------
Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 to the Disclosure Letter hereto and has no equity investments
   -------------
in any other corporation or entity in excess of 10% of the outstanding voting stock of such other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16 to the Disclosure Letter. As of the
                         -------------
Closing Date, the Company maintains its primary domestic business operations in the states of California, Colorado and Florida.

     5.17      Insurance.  The properties of the Company and its Subsidiaries
               ---------
are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     5.18      Labor Relations.  As of the Closing Date there are no material
               ---------------
strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority. After the Closing Date, except as could not be reasonably expected to have a Material Adverse Effect individually or in the aggregate, there are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

     5.19      Internal Control.  The Company has established and maintains
               ----------------
reasonable internal controls and reporting systems designed to insure that Responsible Officers will be promptly informed of all material financial, operational and compliance matters relevant to compliance with the provisions of the Loan Agreements.

     5.20      Swap Obligations.  Neither the Company nor any of its
               ----------------
Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments which could be the subject of risk management through the use of Swap Contracts and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     5.21      Full Disclosure.  None of the representations or warranties made
               ---------------
by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date) taken together with all such exhibits, reports, statements, certificates and reports filed with the SEC and furnished to the Agent and the Banks, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided, however, that it is recognized by the Agent and the Banks that projections and forecasts provided by the Company, while reflecting the Company's good faith projections or forecasts based upon methods and data the Company believed to be reasonable and accurate when made, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecast results. Nothing in the foregoing proviso shall in any way impair the Agent's and the Banks' right to declare and enforce (subject to Section 8.02) a Noncompliance Event if any representation or warranty by the Company in connection with any Loan Document shall prove to be incorrect in any material respect on or as of the date made or deemed made.

     5.22      Subordinated Debt.  As of the Closing Date, no Subordinated Debt
               -----------------
is outstanding other than the Subordinated Debt arising under the 1991 Indenture and the 1992 Indenture. All of the Obligations consisting of principal, interest or any other payment due pursuant to the terms hereof or of the other Loan Documents, including fees, expenses, collection expenses (including attorneys' fees), interest yield amounts, post-petition interest and taxes) constitute "Senior Indebtedness" as such term is defined in the 1991 Indenture and the 1992 Indenture. Neither the Company nor any of its Subsidiaries has made any payment of principal or redemption of Subordinated Debt, except as permitted pursuant to
Section 7.08(b).


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations of the Company pursuant to Section 10.05 arising after the Termination Date) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.01      Financial Statements.  The Company shall deliver to the Agent, in
               --------------------
form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

               (a) as soon as available, but not later than 95 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of operations for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the unqualified opinion of Price Waterhouse or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall
                                     -------------------
state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP;

               (b) as soon as available, but not later than 95 days after the end of each fiscal year of the Company, an unaudited consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statement of operations for such fiscal year, all in reasonable detail, together with a certificate by an appropriate Responsible Officer in the form of Exhibit D; and
                                                    ---------
               (c) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer that such consolidated financial statements present fairly, in all material respects, the financial position and the results of operations of the Company and the Company's Consolidated Subsidiaries for the periods indicated in conformity with GAAP, subject only to normal year end adjustments and the absence of footnotes.

     6.02      Certificates; Other Information.  The Company shall furnish to
               -------------------------------
the Agent with sufficient copies for each Bank:

               (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (c) above, a Compliance Certificate of a Responsible Officer, which shall include, among other things, a certification that as of the date of such Compliance Certificate the Company has no Subsidiaries other than those specifically disclosed in a schedule thereto and has no equity investments in any other corporation or entity in excess of 10% of the outstanding voting stock of such other corporation or entity other than those specifically disclosed in a schedule thereto;

               (b) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company sends to its public stockholders generally, copies of all final registration statements on Form S-1 or Form S-3 (without exhibits) or their successor forms relating to offerings of debt or equity securities on behalf of the Company, and copies of all Form 10-Ks, Form 10-Qs, and Form 8-Ks or their successor forms, and all amendments to such forms, that the Company or any Subsidiary may make to, or file with, the SEC;

               (c) promptly upon receipt thereof by the Company, a copy of the final management letter, if any, submitted by the Company's independent accountants in connection with any annual audit made by them of the books of the Company and its Subsidiaries; and

               (d) promptly, such additional business, financial and other information regarding the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request (subject to the second proviso of Section 6.10 hereof).

     6.03      Notices.  The Company shall promptly after any Responsible
               -------
Officer becomes aware thereof notify the Agent and each Bank of each of the following:

               (a) the occurrence of any Latent Noncompliance Event or Noncompliance Event;

               (b) any matter that has resulted or can reasonably be expected to result in a Material Adverse Effect, which matters may include (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; or (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority;

               (c) the commencement of, or any material and adverse pre-trial judicial or administrative determination in, any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount of damages claimed is $10,000,000 (or its equivalent in another currency or currencies) or more, in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect, or in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or any of its Subsidiaries;

               (d) any of the following which could reasonably be expected to have a Material Adverse Effect, any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary of the Company or any of their properties pursuant to any applicable Environmental Laws, all other Environmental Claims, and any environmental or similar condition on any real Property adjoining or in the vicinity of the Property of the Company or any Subsidiary of the Company that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

               (e) any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act;

               (f) the occurrence of any of the following events affecting the Company or any ERISA Affiliate, and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                    (i)   an ERISA Event;

                    (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                    (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                    (iv)   the adoption of any amendment to a Plan subject to
     Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

               (g) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; provided that the description of any such changes set forth in the Company's filings with the SEC, when delivered to the Agent and the Banks, shall constitute notice sufficient under this paragraph;

               (h) any material labor controversy, including any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries which has continued for more than 15 days;

               (i) the giving or receiving of any notices of prepayment, redemption, repurchase or default under the 1991 Indenture, the 1992 Indenture, any other agreement, instrument or document with respect to Subordinated Debt, or any agreement entered into by the Company or its Subsidiaries after the date hereof pursuant to which the Company is obligated in respect of debt for borrowed money aggregating in excess of $15,000,000 (in the case of any one such agreement);

               (j) any actual Change of Control or the execution by the Company of an agreement providing for or which would result in a Change of Control; and

               (k) any transaction described in Section 7.03(b) hereof promptly upon the consummation or effectiveness of the transactions contemplated by such an agreement.

                    Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     6.04      Preservation of Corporate Existence, Etc.  The Company shall, and
               ----------------------------------------
shall cause each Material Subsidiary to:

               (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except, with respect to any Material Subsidiary, in connection with transactions permitted by Section 7.03 and disposition of assets permitted by Section 7.02;

               (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except where the failure to do so could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect and except in connection with transactions permitted by Section 7.03 and sales of assets permitted by
Section 7.02;

               (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except, with respect to any Material Subsidiary, in connection with transactions permitted by Section 7.03 and except, with respect to the Company, in connection with the agreements entered into between the Company and Seagate as permitted by Section 7.03(c); and

               (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05      Maintenance of Property.  The Company shall maintain, and shall
               -----------------------
cause each Material Subsidiary to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 7.02.

     6.06      Insurance.  The Company shall maintain, and shall cause each
               ---------
Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.07      Payment of Obligations.  The Company shall, and shall cause each
               ----------------------
Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, to the extent that the nonpayment thereof could reasonably be expected to result in a Material Adverse Effect, including:

               (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being or will be contested in good faith by appropriate proceedings and in each case adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

               (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property.

     6.08      Compliance with Laws.  The Company shall comply, and shall cause
               --------------------
each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards

Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, except where the failure to comply could not (a) impair or adversely affect the validity, binding effect or enforceability of any Loan Document, including any remedy set forth therein; (b) result, directly or indirectly, in any liability to the Agent or any Bank or cause the Agent or any Bank to violate any Requirement of Law; or (c) reasonably be expected to result in a Material Adverse Effect upon the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     6.09      Compliance with ERISA.  The Company shall, and shall cause each
               ---------------------
of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10      Inspection of Property and Books and Records.  The Company shall
               --------------------------------------------
maintain and shall cause each Subsidiary to maintain books of record and account sufficient to permit the Company and its auditors to prepare financial statements in accordance with GAAP. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank at the Agent's or such Bank's expense to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when a
                                               --------  -------
Noncompliance Event or Latent Noncompliance Event exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, however,
                                                  --------  -------  -------
that the Company and its Subsidiaries will not be required to disclose, permit the inspection, examination, copying or making extracts of, or discuss, any portion of, any document, or any information, in respect of which and to the extent that disclosure to the Agent or such Bank is then prohibited by law or by agreement binding on the Company or any Subsidiary of the Company and entered into between the Company or any such Subsidiary and any Person not an Affiliate of the Company and that was not entered into by the Company or such Subsidiary for the purpose of concealing information from the Agent, the Banks or other creditors having contract provisions similar to this Section in particular, and in respect of which (in the case of any such agreement) a Responsible Officer has provided the Agent with a certificate setting forth a brief description of the agreement (including, without limitation, the nature and purpose of the agreement, the parties to the agreement, and the provision of the agreement that prohibits such disclosure), provided, however, that if disclosure of the
                            --------  -------
existence of any agreement is prohibited by the provisions thereof, such certificate may state generally, with respect to such agreement, that there are agreements pertaining to the matter as to which information was requested which are binding on the Company or a Subsidiary and which prohibit disclosure of the existence thereof. Nothing set forth in this Section 6.10 shall in any way relieve the Company of its obligations to deliver documents pursuant to Sections 6.01, 6.02(a) through (c) or 6.03 hereof.

     6.11      Environmental Laws.  The Company shall, and shall cause each
               ------------------
Subsidiary to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except where the failure to do so could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

     6.12      Use of Proceeds. The Company shall use the proceeds of the Loans
               ---------------
solely for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document; provided,
                                                                 --------
however, that the Company shall not directly or indirectly use the proceeds of
-------
the Loans for any Acquisition of any Person if such Acquisition has not been approved by the board of directors (or other body exercising similar authority) of such Person.

     6.13      Subordinated Debt Notices; Amendments.  Immediately upon
               -------------------------------------
incurring any Subordinated Debt (except to the extent that notice has been provided pursuant to Section 4.02(c)), the Company shall send a written notice to the trustee or creditors in respect of such Subordinated Debt, with a copy to the Agent and the Banks, informing each such Person that the Company has incurred or shall incur "Senior Indebtedness" (or equivalent term), as defined in the 1991 Indenture and the 1992 Indenture) pursuant to this Agreement. At any time as there exists a Noncompliance Event hereunder, the Company shall immediately upon the receipt of a notice from the Agent, together with the request by the Agent at the request of Banks holding in the aggregate the amount of "Senior Indebtedness" (or equivalent term) as is necessary under the applicable Subordinated Debt documentation to issue such notices, send by the most expeditious means available written notices in the form specified by, and in accordance with, Section 4.05 of the 1991 Indenture and the 1992 Indenture (or other, equivalent section under other applicable documentation) to such trustee or other Person, and to all other Persons entitled to such notice pursuant to the terms of such indenture, with a copy to the Agent. The Company irrevocably authorizes the Agent to prepare, execute and deliver a notice substantially in the form of Exhibit H (or in such other form as may be
                             ---------
appropriate to such indenture), in the event that the Company shall fail to deliver promptly when required any of the foregoing notices required by this
Section 6.13. The Company shall provide the Agent and the Banks with copies of all amendments, modifications, supplements or other changes to any of the Subordinated Debt documents, promptly after execution thereof.

     6.14      Internal Controls.  The Company will maintain reasonable internal
               -----------------
controls and reporting systems designed to insure that a Responsible Officer will be promptly informed of all material financial, operational and compliance matters relevant to compliance with the provisions of the Loan Agreements.


                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations of the Company pursuant to Section 10.05 arising after the Termination Date) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01      Limitation on Liens.  The Company shall not, nor shall it suffer
               -------------------
or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following "Permitted Liens"):
-----------------

               (a)  any Lien (i) identified on Schedule 7.01 and (ii) arising in
                                               -------------
connection with the Agreement dated as of September 1991 between the Company and Isefi Finfactoring SpA, providing for the factoring by Isefi of receivables of the Company and its Subsidiaries, provided, that the aggregate principal amount
                                  --------
secured by any such Lien shall not at any time exceed the Italian Lire equivalent of $10,000,000 plus accrued interest;

               (b)  any Lien created under any Loan Document;

               (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded;

               (d) Liens incurred or deposits made in the ordinary course of business,

                    (i) in respect of leases, statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that are not yet due or that are being actively contested in good faith by appropriate proceedings, and in respect of which adequate reserves are carried on the books of the Person liable therefor to the extent required by GAAP,

                    (ii) in connection with workers' compensation, unemployment insurance, social security and other like laws (other than ERISA),

                    (iii) to secure the performance of letters of credit used in place of performance bonds, bids, leases, tenders, sales contracts, statutory obligations, government con tracts, surety and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property,

                    (iv) incidental to the conduct of the Company's business or ownership of its Property, provided that,
                                   --------

                           (A) such obligations shall not have arisen in connection with the borrowing of money, the obtaining of advances or credit, the sale of accounts receivable or the payment of the deferred purchase price of Property, and

                          (B) such Liens shall not in the aggregate materially detract from the value of the Property encumbered thereby or materially interfere with the use of such Property in the ordinary conduct of the owning Person's business;

                    (v) which constitute purchase money security interests with respect to advances or the payment of deferred purchase price in connection with the purchase of goods and services in the ordinary course of business, provided that such Lien attaches solely to the Property so
                  -------- ----
     acquired in such transaction;

                    (vi) which constitute Liens with respect to conditional sale or other title retention agreements and any lease in the nature thereof, provided that any such Lien with respect to conditional sales or
              --------
     other title retention agreements encumbers only Property and accretions thereto (and proceeds arising from the disposition thereof) which are subject to such conditional sale or other title retention agreement or lease in the nature thereof and, provided, further, that the aggregate
                                      --------  -------
     amount secured by all such conditional sale or other title retention agreements and leases in the nature thereof shall not be more than $5,000,000 (it being understood that additional amounts may be so secured if permissible under any other provision of this Section 7.01);

               (e) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real Property, provided such Liens do not interfere
                                         --------
with the use of such Property in the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

               (f) Liens on Property of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company or another Subsidiary of the Company;

               (g) Liens with respect to Capitalized Lease Obligations and financing leases (together with any related interest), provided that such Liens
                                                       --------
encumber only Property and accretions thereto (and proceeds arising from the disposition thereof) acquired with the proceeds of the Indebtedness secured thereby;

               (h) leases and subleases of, and licenses and sublicenses with respect to, Property where the Company or a Subsidiary of the Company is the lessor or licensor (or sublessor or sublicensor), provided that such leases,
                                                  --------
subleases, licenses and sublicenses do not in the aggregate materially interfere with the business of the Company and its Subsidiaries taken as a whole;

               (i)(i) Liens to secure appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, provided that the aggregate amount so secured, together with
                   --------
the aggregate amount secured pursuant to clause (ii) below, shall not at any time exceed $5,000,000 (it being understood that additional amounts may be so secured if permissible under any provision of this Section 7.01), and

                    (ii) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution
                                                   --------
     or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and, provided, further, that the aggregate amount
                                  --------  -------
     so secured, together with the aggregate amount secured pursuant to clause
     (i) above, shall not exceed $5,000,000 (it being understood that additional amounts may be so secured if permissible under any other provision of this
     Section 7.01);

               (j) Liens on the Property of any corporation at the time such corporation becomes a Subsidiary of the Company, or such corporation is acquired by, consolidated with or merged into the Company or a Subsidiary of the Company, and Liens on any Property at the time acquired by the Company or a Subsidiary of the Company, provided, in each case, that such Lien was not incurred in
             --------
contemplation of such transaction;

               (k) any Lien permitted by this Section 7.01 securing Indebtedness that is being renewed, extended or refunded, provided that the
                                                          --------
principal amount of such Indebtedness outstanding at the time of such renewal, extension or refunding is not increased and such Lien is not extended to any other Property (other than pursuant to its original terms);

               (l)  Purchase Money Mortgages, provided that each such Purchase
                                              --------
Money Mortgage (i) secures an amount not exceeding 100% of the lesser of the cost (including liabilities assumed) or the fair market value at the time of acquisition or construction of the Property to which it relates (as determined in good faith by the Board of Directors), and (ii) encumbers only Property and accretions thereto (and proceeds arising from the disposition thereof) acquired or constructed with the proceeds of the Indebtedness secured thereby;

               (m) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with working capital facilities, lines of credit, term loans, or other credit facilities and similar arrangements other than in connection with any Subordinated Debt entered into with banks in the ordinary course of business (to the extent that such Indebtedness is otherwise permitted pursuant to the terms of this Agreement);

               (n) Liens on inventory, if any, arising in connection with any arrangement pursuant to which the Company or a Subsidiary agrees to repurchase inventory from a customer or a third party providing financing to a customer; provided that the aggregate amount of such Indebtedness so secured shall not at
--------
any time exceed $50,000,000;

               (o) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $10,000,000;

               (p) Liens arising in favor of a Subsidiary of the Company in connection with transactions permitted pursuant to Section 7.02(f), provided that such Liens do not extend to any assets or Property other than the Foreign Receivables involved in such transaction;

               (q) Liens arising in connection with a transaction permitted under Section 7.15; and

               (r) Liens not otherwise permitted by this Section 7.01 on Property of the Company or any Subsidiary of the Company; provided that, as of
                                                          --------
each Determination Date, the amount of

                    (i) all Indebtedness secured by Liens permitted only by this subsection 7.01(r), plus
                              ----

                    (ii) all Indebtedness of Subsidiaries of the Company (other than Indebtedness owed by a Subsidiary of the Company to the Company or another Subsidiary of the Company) and all Preferred Stock of the Company's Subsidiaries (other than such Preferred Stock owned by the Company or another Subsidiary of the Company),

(without duplication) does not exceed 15% of Tangible Net Worth, in each case determined as of such Determination Date; and further provided that such Liens
                                              ------- --------
do not secure indebtedness for borrowed money loans or advances (which should not be deemed to include receivables factoring).

     7.02      Dispositions of Assets.  The Company shall not, nor shall it
               ----------------------
permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Transfers") any of its assets, business or
                              ---------
Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

               (a) Transfers, consistent with its past practices, of used, worn-out or surplus Property;

               (b) Transfers of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

               (c)  Transfers in the ordinary course of its business;

               (d) Transfers to the Company or any of its Subsidiaries not otherwise prohibited by Section 7.06;

               (e) Transfers which (i) constitute dispositions of cash or Cash Equivalents not prohibited by this Agreement, (ii) constitute Investments which are permitted under Section 7.04 hereof, or (iii) constitute the liquidation of any Permitted Investment; and

               (f)  Transfers permitted pursuant to Section 7.15;

               (g) Transfers of Foreign Receivables, in an aggregate amount outstanding at any time not to exceed $100,000,000, to a Subsidiary of the Company for the purpose of issuing debt or equity securities in respect thereto in one or more securitization, factoring or similar financing transactions with respect to such transferred Foreign Receivables; and

               (h) any other Transfers, provided that the aggregate net book value of all Transfers not otherwise permitted pursuant to this Section 7.02 does not exceed 33-1/3% of Consolidated Total Assets of the Company calculated as of the last day of the preceding fiscal year.

     7.03      Consolidations and Mergers.
               --------------------------

               (a) The Company shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate or combine with or into, or Transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its business or assets (whether now owned or hereafter acquired) to or in favor of, any Person, except (i) any Subsidiary of the Company (other than a Subsidiary created for such purpose) may merge, consolidate or combine with or into, the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries of the Company (provided that if any transaction shall be between a
                             --------
Subsidiary of the Company and a Wholly Owned Subsidiary of the Company, the Wholly Owned Subsidiary shall be the continuing or surviving corporation), or
(ii) any Subsidiary of the Company may, and (so long as the Company is the surviving corporation) the Company may, merge, consolidate or combine with or into any Person other than the Company or a Subsidiary of the Company, but only as expressly permitted pursuant to subsection 7.03(b); and

               (b) the Company shall not, and shall not suffer or permit any of its Subsidiaries to, do any of the following, or enter into any agreement or make any offer to do any of the following: (i) merge, consolidate or combine with or into any Person other than the Company or a Subsidiary of the Company, or (ii) purchase or otherwise acquire, directly or indirectly, all or substantially all of the assets of any Person, business or division other than of or from the Company or a Subsidiary of the Company, or (iii) purchase or otherwise acquire, directly or indirectly, in excess of 50% of the voting stock or equity of any Person other than a Subsidiary of the Company; provided that
                                                                --------
the Company and its Subsidiaries may enter into agreements, make offers and engage in the transactions described in clauses (i), (ii) and (iii) of this subsection if:

                      (A) the amount of all consideration payable (including by assumption of liabilities and the fair market value of Property other than cash paid, including any consideration paid in the form of equity) by the Company or any such Subsidiary (other than to the Company or a Wholly Owned Subsidiary of the Company), when added to the amount of all consideration paid or assumed by the Company and all of its Subsidiaries for all prior transactions undertaken after the Closing Date which would not be permitted under this subsection 7.03(b) but for this proviso, is not greater than 33-1/3% of Consolidated Total Assets of the Company calculated as of the last day of the preceding fiscal year, and

                      (B) at such time and immediately after giving effect thereto, no Latent Noncompliance Event or Noncompliance Event would exist.

               (c) Notwithstanding anything in subsection 7.03 (a) or (b) to the contrary, the Company may enter into or suffer to exist an agreement to merge or consolidate with or into Seagate or a subsidiary of Seagate; provided,
                                                                      --------
however, that upon the consummation or effectiveness of the transactions
-------
contemplated by such agreement, a Change in Control with respect to the Company shall occur and, pursuant to Section 2.07 hereof, the principal amount of the outstanding Loans, together with all interest and fees accrued thereon and all other amounts outstanding hereunder, including amounts required to be paid pursuant to Section 3.04, shall be immediately due and payable at such time, and the Commitments shall terminate at such time.

     7.04      Loans and Investments.  The Company will not and will not
               ---------------------
permit any of its Subsidiaries to purchase or make or agree to make any Investments (including to any corporation proposed to be acquired or created as a Subsidiary) other than the following (collectively, "Permitted Investments"):
                                                       ---------------------

               (a) Investments permitted by the Company's or such Subsidiary's Board of Directors approved investment policy, as amended from time to time;

               (b) Investments in or to the Company or its Subsidiaries and Investments in or to companies which simultaneously with such Investments become Subsidiaries of the Company, and guarantees by the Company of the obligations of its Subsidiaries and guarantees by Subsidiaries of the Company of obligations of the Company or other Subsidiaries of the Company;

               (c) Investments arising from transactions by the Company or its Subsidiaries with customers or suppliers (including Investments received in settlement of trade receivables which trade receivables are fully reserved against on the books of the Company or such Subsidiary or are less than one year overdue) in the ordinary course of business;

               (d) notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

               (e) guarantees by the Company and its Subsidiaries of the obligations of Subsidiaries of the Company and of vendors and suppliers of such Subsidiaries or the Company, in each case in respect of transactions of such Subsidiaries entered into in the ordinary course of business of such Subsidiaries and such vendors and suppliers and directly related to the business conducted by such vendors and suppliers with such Subsidiaries or the Company, as the case may be;

               (f)  Investments existing on the Closing Date and listed on
Schedule 7.04(f) and Investments in cash or Cash Equivalents;
----------------

               (g) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

               (h) Investments not otherwise permitted by the other provisions of this Section 7.04, if, on the date of the making of any such Investment, and after giving effect to such Investment, no Latent Noncompliance Event or Noncompliance Event exists or would occur and the sum of (i) the difference between (A) the aggregate cost of all Investments outstanding on such date made pursuant to this subsection 7.04(h), minus (B) the net return of capital received by the Company and its Subsidiaries on or prior to such date from all Investments made pursuant to this subsection 7.04(h) during the period commencing on the Closing Date and ending on such date, plus (ii) the aggregate amount of Restricted Payments made pursuant to clause (iv) of subsection 7.08(a) (and not otherwise permitted under subsection 7.08(a)) during the period commencing on the Closing Date and ending on such date, does not exceed the greater of $100 million or 25% of Tangible Net Worth.

Notwithstanding any provision in this Section 7.04 to the contrary, none of the following shall constitute "Investments" for purposes of this Section 7.04 if, both before and after giving effect thereto, no Latent Noncompliance Event or Noncompliance Event exists:

                    (i) Any distributions paid or made in respect of the stock of the Company or any Subsidiary of the Company (whether in cash, Property or stock of the Company or any such Subsidiary), and

                   (ii) Any payments (whether in cash, Property or stock of the Company or any Subsidiary) to redeem, purchase or otherwise acquire any stock of the Company or any Subsidiary of the Company.

provided, in each case, (A) that any such distribution or payment is otherwise permitted under the terms of this Agreement or consented to in writing by the Majority Banks, and (B) if any such distribution or payment is changed from the form in which it was received, it must comply with the provisions of this
Section 7.04 or otherwise be consented to in writing by the Majority Banks. For purposes of the preceding sentence, the term "stock" shall include warrants, options and other rights to purchase stock.

For purposes of calculating compliance with this covenant, with respect to any Investment denominated other than in Dollars, the equivalent in Dollars of any such other Investment on the last day of each fiscal quarter of the Company shall be deemed the amount of such Investment.

     7.05      Amendments to Subordinated Debt Instruments.  The Company shall
               -------------------------------------------
not amend or agree to amend any instrument, agreement or other documentation relating to Subordinated Debt; provided, however that the Company may enter into agreements or amendments in connection with transactions expressly permitted pursuant to Section 7.08(b). Notwithstanding the foregoing, without the prior written consent of the Majority Lenders and the Agent, the Company shall not amend or agree to amend any instrument, agreement or other documentation relating to Subordinated Debt that in any way affects any subordination provisions thereof, or any repayment schedule with respect thereto so as to cause any principal amount thereof to be payable earlier than is provided as of the Closing Date, or any other provisions in any manner adverse to the Banks.

     7.06      Transactions with Affiliates.  The Company shall not and shall
               ----------------------------
not permit any of its Subsidiaries to enter into any transaction with any Affiliate of the Company or of any such Subsidiary except:

               (a) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary;

               (b) if such transaction relates to the compensation of an Affiliate who is an officer, director or employee of the Company or any Subsidiary of the Company, such transaction (i) is in the best interests of the Company and its Subsidiaries, taken as a whole, and (ii) (A) has been approved by the Board of Directors of the Company or the Subsidiary, as applicable, and
(B) at the time of such transaction, the Company is required to file reports pursuant to Section 13 of the Exchange Act; or

               (c) transactions between Subsidiaries of the Company and transactions between the Company and a Subsidiary of the Company on terms fair and reasonable to the Company and undertaken by the Company in good faith.

     7.07      Compliance with ERISA.  The Company shall not directly or
               ---------------------
indirectly and shall not permit any ERISA Affiliate directly or indirectly to,
(i) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event which presents the risk of a material liability of the Company or any ERISA Affiliate, or (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan (except in the ordinary course of business consistent with past practice) which could reasonably be expected to create Unfunded Pension Liabilities with respect to such Plan in an amount which exceeds $30,000,000, or (v) permit the Unfunded Pension Liabilities under any Plan to exceed $30,000,000.

     7.08      Restricted Payments.
               -------------------

               (a) The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively, Restricted Payments"); except that (i) the Company may declare and make dividend
-------------------    -----------
payments or other distributions payable solely in its capital stock and may redeem rights issued pursuant to a stockholders rights plan, provided that
                                                             --------
immediately after giving effect to any such proposed action, no Latent Noncompliance Event or Noncompliance Event would exist; (ii) any Subsidiary of the Company may declare and make dividend payments or other distributions of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, to or from the Company or to or from a Wholly Owned Subsidiary of the Company; (iii) the Company may repurchase shares of capital stock or warrants, rights or options to acquire such shares from employees or directors pursuant to repurchase rights set forth in employment, stock purchase, stock option or similar agreements with such employees or directors; and (iv) the Company and its Subsidiaries may make such other Restricted Payments (other than the declaration or making by the Company of any dividend payment on account of any shares of any class of its capital stock) if, on the date of making such Restricted Payment, and after giving effect to such Restricted Payment, the sum of (A) the difference between (I) the aggregate cost of all Investments outstanding on the date of such Restricted Payment made pursuant to subsection 7.04(g), minus (II) the net return of capital received by the Company and its Subsidiaries on or prior to such date from all Investments made pursuant to subsection 7.04(g) during the period commencing on the Closing Date and ending on such date, plus (B) the aggregate amount of Restricted Payments made pursuant to this clause (iv) of subsection 7.08(a) (and not otherwise permitted under this subsection 7.08(a)) during the period commencing on the Closing Date and ending on such date, does not exceed the greater of $100 million or 25% of Tangible Net Worth on such date, provided that immediately after giving effect
                                 --------
to any such proposed action, no Latent Noncompliance Event or Noncompliance Event would exist.

               (b) The Company shall not, and shall not permit any of its Subsidiaries to, make any payment of principal or redemption of Subordinated Debt, other than mandatory prepayments or mandatory redemptions scheduled at the time of issuance of such Subordinated Debt, or otherwise purchase or acquire any Subordinated Debt, directly or indirectly, or give any notice that irrevocably binds it to take any such action; provided, however, that as long as no Latent
                                  --------  -------
Noncompliance Event or Noncompliance Event shall exist immediately prior to, or immediately after, the consummation of any such action, (i) the Company may refinance Subordinated Debt by issuing additional Subordinated Debt (the terms, conditions and provisions of which shall be approved by the Majority Banks and the Agent in writing in advance) in an amount equal to or exceeding the amount required to redeem any Subordinated Debt, (ii) the Company or any Subsidiary may purchase or acquire Subordinated Debt in exchange for its equity securities, and
(iii) the Company or any Subsidiary may purchase or acquire Subordinated Debt for cash in privately negotiated or open-market transactions, provided, that (A)
                                                              --------
the aggregate cash
payable by the Company or its Subsidiary in connection with any such purchase or acquisition shall be equal to or less than the stated par amount of the Subordinated Debt being purchased or acquired, plus accrued interest thereon pursuant to the terms of such Subordinated Debt, (B) the aggregate cash payable by the Company and its Subsidiaries in connection with all such purchases and acquisitions occurring on or after the Closing Date shall not exceed $100,000,000, and (C) at the time of any such purchase or acquisition and immediately thereafter, no Latent Noncompliance Event or Noncompliance Event exists. Purchases and acquisitions of Subordinated Debt by the Company made in accordance with this Section 7.08(b) shall not constitute Restricted Payments for purposes of Section 7.08(a).

     7.09      Leverage Ratio.  The Company shall not, as of the end of any
               --------------
fiscal quarter, suffer or permit the ratio of (a) Total Liabilities, less the aggregate principal amount outstanding of Subordinated Debt as of the date of determination, to (b) Tangible Net Worth, plus the aggregate principal amount outstanding of Subordinated Debt as of the date of determination, to be greater than 1.10 to 1.00.

     7.10      Minimum Tangible Net Worth.  The Company shall not suffer or
               --------------------------
permit its Tangible Net Worth as of the end of any fiscal quarter to be less than

                    (i)    $260,000,000, plus
                                         ----

                    (ii) 50% of Consolidated Net Income from July 1, 1995 through the end of each fiscal quarter thereafter, determined quarterly on a consolidated basis and not reduced by any quarterly loss, plus
                                                                 ----

                    (iii) 75% of the Net Proceeds received by the Company of any sale of common stock of the Company by or for the account of the Company, (but excluding any sale of stock which is not made to the public generally, including, without limitation, sales to employees, directors, and consultants), occurring on or after July 1, 1995, plus
                                                           ----

                    (iv) (without duplication) 75% of the amount by which the consolidated Tangible Net Worth of the Company is increased, in accordance with GAAP, due to conversions of Indebtedness to equity occurring on or after the July 1, 1995, minus
                             -----

                    (v) the cumulative amount, not to exceed $75,000,000, of write-offs (taken in accordance with GAAP) associated with any Acquisitions by the Company or its Subsidiaries, minus
                                         -----

                    (vi) the cumulative amount, not to exceed $45,000,000, of write-offs (taken in accordance with GAAP) associated with restructuring of operations; provided, however, that in determining such amount, no amount of any write-off taken in any fiscal quarter with respect to any restructuring of the Company's or any Subsidiary's United States' domestic operations shall be included if, for such fiscal quarter, the Company (on a consolidated basis) shall have had an operating loss.

     7.11      Quick Ratio.  The Company shall not suffer or permit, as of the
               -----------
end of each fiscal quarter, its ratio (determined on a consolidated basis) of
(a) cash plus the value of all Cash Equivalents (valued in accordance with GAAP), plus the amount of Eligible Receivables, net of any allowance for doubtful accounts, to (b) current liabilities (determined in accordance with GAAP) and including Loans not already included as current liabilities, to be less than 0.90 to 1.00.

     7.12      Profitability.  The Company, on a consolidated basis, shall not
               -------------
incur or suffer or permit to be incurred in any one fiscal quarter or in any two consecutive fiscal quarters (on a rolling basis), and determined on the last day of each fiscal quarter, an operating loss or a net loss in excess of the greater of (i) $50,000,000 and (ii) 10% of Tangible Net Worth as determined on the last day of the immediately preceding fiscal quarter, all as determined in accordance with GAAP. For purposes of this Section 7.12, the financial performance of the Company, on a consolidated basis, shall exclude write-offs taken (in accordance with GAAP) after the Closing Date with respect to (a) any Acquisitions by the Company or its Subsidiaries up to a maximum cumulative amount of $75,000,000, and (b) any restructuring of operations up to a maximum cumulative amount of $45,000,000, provided, however, that no amount of any write-off taken in any fiscal quarter with respect to any restructuring of the Company's or any Subsidiary's United States' domestic operations shall be included if, for such fiscal quarter, the Company (on a consolidated basis) shall have had an operating loss.

     7.13      Change in Business.  The Company shall not, and shall not suffer
               ------------------
or permit any of its Subsidiaries to, engage in any material respect in any businesses other than the businesses as carried on at the date hereof, together with businesses which are appropriate extensions of or are reasonably related or incidental to the current businesses of the Company and its Subsidiaries.

     7.14      Accounting Changes.  The Company shall not, and shall not suffer
               ------------------
or permit any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices, except as permitted by GAAP, or change, suffer or permit to be changed the fiscal year of the Company or any of its Subsidiaries.

     7.15      Sale/Leaseback Transactions.  The Company shall not, and shall
               ---------------------------
not suffer or permit any of its Subsidiaries to, undertake any Sale/Leaseback Transaction which would cause the Sale/Leaseback Transaction Amount to exceed $150 million at any time.

                                 ARTICLE VIII

                             NONCOMPLIANCE EVENTS
                             --------------------

     8.01      Noncompliance Events. Any of the following shall constitute a
               --------------------
"Noncompliance Event":
 -------------------

               (a)  Non-Payment.  The Company fails to pay, (i) when and as
                    -----------
required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest payable on any Loan or any amount required by Section 2.10 hereof, or (iii) within thirty (30) days of the date any written request therefor is given, any fees, expenses, costs, indemnity and reimbursement obligations and other Obligations arising and outstanding from time to time hereunder or under any other Loan Document other than (a) the principal amount of the Loans, (b) interest accrued thereon (or on accrued interest), and (c) fees described in Section 2.10; or

               (b)  Representation or Warranty.  Any representation or warranty
                    --------------------------
by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other written statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

               (c)  Specific Noncompliance Events.  The Company fails to perform
                    -----------------------------
or observe any term, covenant or agreement contained in Section 6.13 or Article VII; or

               (d)  Other Noncompliance Events.  The Company fails to perform or
                    --------------------------
observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

               (e)  Cross-Default.  The Company or any Subsidiary (i) fails to
                    -------------
make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (in such aggregate principal amount) other than in respect of any Swap Contract, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such event or condition is to cause or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or to be paid upon demand, or require the repurchase of such Indebtedness, or if in respect of any Contingent Obligation, to compel the Company or such Subsidiary to deliver cash collateral (including in the form of Cash Equivalents) in an amount exceeding $10,000,000; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) or similar defined event resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (or similar term as defined in such Swap Contract) or (2) any Termination Event ( as so defined) or similar defined event as to which the Company or any Subsidiary is an Affected Party (or similar term as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; provided, however, that no Noncompliance Event shall exist under this subsection
--------  -------
8.01(e) solely as a result of the voluntary prepayment or redemptions of Indebtedness by the Company or any Subsidiary of the Company in the absence of any event of default thereunder; or

               (f)  Insolvency; Voluntary Proceedings.  (i) The Company is or
                    ---------------------------------
becomes not Solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; or (ii) the Company or any of its Material Subsidiaries (A) commences any Insolvency Proceeding; (B) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its Property, assets or business or effects a plan or other arrangement with its creditors; (C) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (D) takes any action to effectuate any of the foregoing; or (iii) the Company and its Subsidiaries on a consolidated basis are or become not Solvent; or

               (g)  Involuntary Proceedings.  (i) Any involuntary Insolvency
                    -----------------------
Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Property, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

               (h)  ERISA.  (i) An ERISA Event shall occur with respect to a
                    -----
Pension Plan or Multiemployer Plan which has resulted in or could reasonably be expected to have a Material Adverse Effect; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $30,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $40,000,000; or

               (i)  Monetary Judgments.  One or more final judgments, orders,
                    ------------------
decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability of $50,000,000 or more (excluding amounts covered by insurance provided by a Person not an Affiliate of the Company under a policy to the extent to which such insurer has not contested coverage) as to any single or related series of transactions, incidents or conditions, and the same shall remain unvacated, undischarged (other than by payment thereof), and unstayed pending appeal for a period of 45 consecutive days after the entry thereof; or

               (j)  Non-Monetary Judgments.  Any non-monetary judgment, order or
                    ----------------------
decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment, order or decree shall, within such 45-day period, be vacated or discharged (other than by satisfaction thereof); or

               (k)  Change of Control.  There occurs any Change of Control; or
                    -----------------

               (l)  Invalidity of Subordination Provisions.  The  subordination
                    --------------------------------------
provisions of the 1991 Indenture, the 1992 Indenture, or any agreement or instrument governing any other Subordinated Debt are for any reason revoked or invalidated, or otherwise cease to be in full force and effect.

     8.02      Remedies.  If any Noncompliance Event occurs, the Agent shall, at
               --------
the request of, or may, with the consent of, the Majority Banks,

               (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

               (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

               (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein) (an "Insolvency Event"), the
                                                        ----------------
obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank; and provided further that if at
                                                  -------- -------
the time any Noncompliance Event other than an Insolvency Event or as a result of a Change of Control occurs or exists no Loan or other monetary Obligation is outstanding (or, unless paid as and when due, becomes outstanding), the Banks shall have no right to terminate their respective Commitments or exercise any other rights or remedies with respect to the Company available as a consequence of such Noncompliance Event. Nothing in this Section 8.02 shall require any Bank to make any Loan unless, at the time of making such Loan, all of the conditions precedent to making such Loan required pursuant to Section 4.02, including
Section 4.02(d), shall have been and remain satisfied.

     8.03      Rights Not Exclusive.  The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     8.04      Certain Financial Covenant Defaults.  In the event that, after
               -----------------------------------
taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by
                                                   ------
virtue of such Charge, there would exist a Noncompliance Event due to the breach of any of Sections 7.09, 7.10, 7.11 or 7.12 as of such fiscal period end date, such Noncompliance Event shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                  ARTICLE IX

                                   THE AGENT
                                   ---------

     9.01      Appointment and Authorization; "Agent."  Each Bank hereby
               -------------------------------------
irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term

"agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.02      Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03      Liability of Agent.  None of the Agent-Related Persons shall (i)
               ------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     9.04      Reliance by Agent.
               -----------------

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.05      Notice of Noncompliance Event.  The Agent shall not be deemed to
               -----------------------------
have knowledge or notice of the occurrence of any Latent Noncompliance Event or Noncompliance Event, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Latent Noncompliance Event or Noncompliance Event and stating that such notice is a "notice of noncompliance event." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Latent Noncompliance Event or Noncompliance Event as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until
                                       --------  -------
the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Latent Noncompliance Event or Noncompliance Event as it shall deem advisable or in the best interest of the Banks.

     9.06      Credit Decision.  Each Bank acknowledges that none of the Agent-
               ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     9.07      Indemnification of Agent.  Whether or not the transactions
               ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no
                                                      --------  -------
Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.08      Agent in Individual Capacity.  BofA and its Affiliates may make
               ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     9.09      Successor Agent.  The Agent may, and at the request of the
               ---------------
Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10      Withholding Tax.
               ---------------

               (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent (with an additional copy to be forwarded to the Company):

                    (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.01     Amendments and Waivers.  No amendment or waiver of any provision
               ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

               (e) amend this Section, Section 2.14 or 2.15 or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02     Notices.
               -------

               (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy
--------------
original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company
                                --------------
or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

               (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03     No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04     Costs and Expenses.  The Company shall, whether or not the
               ------------------
transactions contemplated hereby are consummated:

               (a) pay or reimburse BofA (including in its capacity as Agent) within thirty (30) Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by BofA (including in its capacity as Agent) as provided for in the Fee Letter and in connection with any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, including Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

               (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of a Noncompliance Event or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.05     Company Indemnification.  Whether or not the transactions
               -----------------------
contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                               -----------------------
provided, that the Company shall have no obligation hereunder to any Indemnified
--------
Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06     Payments Set Aside.  To the extent that the Company makes a
               ------------------
payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.07     Successors and Assigns.  The provisions of this Agreement shall
               ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.08     Assignments, Participations, Etc.
               ---------------------------------

               (a) Any Bank may, with the written consent of the Company (which consent shall not be required during the existence of a Noncompliance Event) and the Agent, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of
                                  --------
the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the
                                               --------  -------
Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") together with any Note or
               ---------   -------------------------
Notes (if any) subject to such assignment, and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

               (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to, if applicable) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Upon or after the Company has received notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that, if applicable, the Company consents to such assignment in accordance with subsection 10.08(a)), the Company shall, within five Business Days after its receipt of a request therefor from the Agent, execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
--- -----

               (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant")
                                                         -----------
participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations
                --------  -------
under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such
                 ----- -------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Noncompliance Event, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.09     Confidentiality.  Each Bank agrees to take and to cause its
               ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic oral information or information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the
      --------  -------
request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates. Prior to disclosing any information identified by the Company as "confidential" of "secret" pursuant to clause (ii)(B) or (D), the Bank subject to such process, proceeding or litigation shall provide the Company with notice thereof sufficient to provide the Company with the opportunity to seek (on an expedited basis, if necessary) a protective order.

     10.10     Set-off.  In addition to any rights and remedies of the Banks
               -------
provided by law, if a Noncompliance Event exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not
           --------  -------
affect the validity of such set-off and application.

     10.11     Termination of the Commitments under Existing Facility.  Pursuant
               ------------------------------------------------------
to Section 2.5 of the Existing Facility, the Company hereby terminates the Aggregate Commitments under, and as that term is defined in, the Existing Facility as of the date hereof, and the Banks hereby waive the three Business Days' prior notice requirement in Section 2.5 for such notice. The Company agrees to pay, on the date hereof, all accrued commitment fees under the Existing Facility to, but not including, the date hereof.

     10.12     Notification of Addresses, Lending Offices, Etc.  Each Bank shall
               -----------------------------------------------
notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.13     Counterparts.  This Agreement may be executed in any number
               ------------
of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.14     Severability.  The illegality or unenforceability of any
               ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.15     No Third Parties Benefited.  This Agreement is made and entered
               --------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.16     Governing Law and Jurisdiction.
               ------------------------------

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY
--------------------
ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.17     Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE AGENT EACH
               --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.18     Entire Agreement.  This Agreement, together with the other Loan
               ----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.

                                          CONNER PERIPHERALS, INC.

                                          By: /s/ James A. Taylor
                                             ---------------------------------
                                          Title: Vice President and Treasurer
                                                ------------------------------

                                          By: ________________________________

                                          Title: _____________________________


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION,
                                          as Agent


                                          By: /s/ Wendy Young
                                             ---------------------------------
                                          Title: Vice President
                                                ------------------------------

                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION,
                                          as a Bank


                                          By: /s/ Kevin McMahon
                                             ---------------------------------
                                          Title: Vice President
                                                ------------------------------

                                          BARCLAYS BANK, PLC


                                          By: /s/ James Tan
                                             ---------------------------------
                                          Title:  Associate Director
                                                ------------------------------

                                          STANDARD CHARTERED BANK


                                          By: /s/ Peter Dodds
                                             ---------------------------------
                                          Title:  Vice President
                                                ------------------------------

                               SCHEDULE 2.01(a)

                                  Commitments
                                  -----------

                                                    Commitment
             Banks                 Commitment       Percentage
             -----                 ----------       ----------
Bank of America National Trust
  and Savings Association          $50,000,000          50%

Barclays Bank, PLC                  35,000,000          35%

Standard Chartered Bank             15,000,000          15%

                   Total          $100,000,000         100%
                                  ============         ===

                                 SCHEDULE 7.01

                                Permitted Liens
                                ---------------

                        [To be provided by the Company]

                                SCHEDULE 7.04(f)

                            Closing Date Investments
                            ------------------------

                        [To be provided by the Company]

                                SCHEDULE 10.02
                            to the Credit Agreement


Addresses for Notices:
----------------------


If to the Agent:                         If to the Banks:


Bank of America National Trust           Bank of America National Trust
 and Savings Association                  and Savings Association
Agency Management Services #5596         Credit Products-High Technology #3697
1455 Market Street                       555 California Street
12th Floor                               41st Floor
San Francisco, CA 94103                  San Francisco, CA 94104
Attention: Ms. Wendy Young               Attention: Mr. Kevin McMahon
Fax No.: (415) 436-2700                  Fax No.: (415) 622-2514
Telephone No.: (415) 436-3420            Telephone No.: (415) 622-8088


If to the Company:
                                         Barclays Bank, PLC
Conner Peripherals, Inc.                 388 Market Street
2895 Zanker Road                         Suite 1700
San Jose, CA 95134                       San Francisco, CA 94111-5317
Attention: Treasurer                     Attention: Mr. James Tan
Fax No.: (408) 456-4761                  Fax No.: (415) 765-4760
Telephone No.: (408) 456-3043            Telephone No.: (415) 765-4718


                                         Standard Chartered Bank
                                         160 Water Street
                                         New York, NY 10038-4995
                                         Attention: Mr. Peter Dodds
                                         Fax No.: (212) 612-0225
                                         Telephone No.: (212) 612-0367


                                      (i)

                         Payment and Lending Offices:
                         ----------------------------


BANK OF AMERICA NATIONAL TRUST               BARCLAYS BANK, PLC
 AND SAVINGS ASSOCIATION, as Agent           ABA No. 026-002-574
ABA No. 121-000-358                          75 Wall Street
Attn: Agency Management Services #5596       New York, NY 10265
1850 Gateway Boulevard                       Account No. 050-019104
Concord, CA 94250                            Benf: CLAD
For credit to: Account No. 1233-3-15329      Reference: Conner Peripherals, Inc.
Reference: Conner Peripherals, Inc.

                                             Domestic Lending Office:
BANK OF AMERICA NATIONL TRUST
 AND SAVINGS ASSOCIATION, as a Bank          75 Wall Street
ABA No. 121-000-358                          New York, NY 10265
1850 Gateway Boulevard
Concord, CA 94250                            Offshore Rate Lending Office:
For credit to: Account No. 12331-83980
Reference: Conner Peripherals, Inc.          Nassau Bahamas Branch
                                             c/o 75 Wall Street
                                             New York, NY 10265

Domestic and Offshore Rate Lending
Offices:
                                             STANDARD CHARTERED BANK
1850 Gateway Boulevard                       ABA No. 026002561
Concord, CA 94520                            160 Water Street
                                             New York, NY 10038-4995
                                             Account No.: 1750807
                                             Name: Commerical Loan Operations
                                             Reference: Conner Peripherals, Inc.



                                             Domestic Lending Offce:
                                             160 Water Street
                                             New York, NY 10038-4995


                                             Offshore Rate Lending Office:

                                             707 Wilshire Blvd.
                                             8th Floor
                                             Mail Sort W8-33
                                             Los Angeles, CA 90017

                                     (ii)

                                   EXHIBIT A
                              to Credit Agreement

                          Form of Notice of Borrowing
                          ---------------------------



                           Date:  __________________


To: Bank of America National Trust and Savings Association as Agent for the several financial institutions from time to time party to the Credit Agreement dated as of October 30, 1995 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Conner
                                      ----------------
     Peripherals, Inc., the several financial institutions from time to time party thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

     The undersigned, Conner Peripherals, Inc. (the "Company"), refers to the
                                                     -------
Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

          1.  The Business Day of the proposed Borrowing is ____________ 19___.

          2.  The aggregate amount of the proposed Borrowing is $______________.

          3. The Borrowing is to be comprised of $_______________ of [Offshore Rate] [Base Rate] Loans.

          4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [one] [two] [three] [six] month[s].
                                        -------------------------

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties of the Company contained in
     Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) on or before the date hereof, the Company has delivered to the Agent a copy of written notice given by the Company to each trustee or creditor in respect of Subordinated Debt outstanding as of the date of the proposed Borrowing specified in paragraph 1, informing each such Person that the Company has incurred or shall incur "Senior Indebtedness" pursuant to the Credit Agreement;

          (c) no Noncompliance Event or Latent Noncompliance Event has occurred and is continuing, or would result from such proposed Borrowing;

          (d) no Material Adverse Effect has occurred since September 30, 1995; and

          (e) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

     IN WITNESS WHEREOF, the undersigned as executed this Certificate as of the date first set forth above.

                                    CONNER PERIPHERALS, INC.



                                    By: _________________________

                                    Title: ________________________

                                   EXHIBIT B
                            to the Credit Agreement

                   Form of Notice of Conversion/Continuation
                   -----------------------------------------



                           Date:  __________________


To: Bank of America National Trust and Savings Association as Agent for the several financial institutions from time to time party to the Credit Agreement dated as of October 30, 1995 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Conner
                                      ----------------
     Peripherals, Inc., the several financial institutions from time to time party thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

     The undersigned, Conner Peripherals, Inc. (the "Company"), refers to the
                                                     -------
Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1.  The Conversion/Continuation Date is ________________, 19___.

          2. The aggregate amount of the Loans to be [converted] [continued] is $_________.

          3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

          4. [If applicable:] The Conversion/Continuation Date is the last day of the applicable Interest Period of the Offshore Rate Loans to be [converted/continued].

          5. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [one] [two] [three]
                                                          -------------------
     [six] month[s].
     -----

     The undersigned hereby certifies that, if this Notice of Conversion/Continuation is given with respect to a Loan to be converted into or continued as an Offshore Rate Loan, as of the date hereof, and as of the proposed Conversion/Continuation Date , before and after giving effect thereto and to the application of the proceeds therefrom, no Noncompliance Event or Latent Noncompliance Event has occurred and is continuing, or would result from such proposed [conversion] [continuation].

     IN WITNESS WHEREOF, the undersigned as executed this Certificate as of the date first set forth above.

                                    CONNER PERIPHERALS, INC.



                                    By: _________________________

                                    Title: _______________________

                                   EXHIBIT C
                            to the Credit Agreement

                         Form of Compliance Certificate
                         ------------------------------


     The undersigned refers to that certain Credit Agreement dated as of October 30, 1995 (as extended, renewed, amended or restated from time to time, the

"Credit Agreement") among Conner Peripherals, Inc., a Delaware corporation (the
-----------------
"Company"), the several financial institutions from time to time party thereto
 -------
and Bank of America National Trust and Savings Associations, as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

The undersigned ________________, certifies that [he][she] is the ________________ of the Company, and that, as such, [he] [she] is authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1.   Attached as Schedule 1 hereto are true and correct copies of the
                      ----------
Company's audited financial statements for the year ended ____________________, 199__.

                                       or

     1.   Attached as Schedule 1 hereto are true and correct copies of the
                      ----------
Company's unaudited financial statements for the quarter ended _______________, 199__.

     2. The attached financial statements accurately and fairly present in all material respects, in accordance with GAAP, the consolidated financial position and results of operations of the Company and the Company's Consolidated Subsidiaries, subject only to normal year-end adjustments [and the absence of footnotes].

     3. I have reviewed and am familiar with the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements (the "Financial Statements") which could affect the Company's compliance with such terms.

     4. The examinations described in paragraph 3 above did not disclose the existence or continuance of any condition or event, and no such condition or event exists, which constitutes a Noncompliance Event or Latent Noncompliance Event either during or at the end of the accounting period covered by the attached Financial Statements or as of the date of this Certificate, except as set forth in Schedule 2 attached hereto. [Schedule 2 to set forth, in detail,
             ----------                    ----------
the nature of such condition or event, the period during which it has existed and the actions that the Company has taken, is taking or proposes to take with respect to each such condition or event.] Attached as Schedule 3 hereto are the
                                                       ----------
calculations used to make such determination with respect to Sections 7.09 through 7.12 of the Credit Agreement as of the end of the accounting period covered by the financial statements attached as Schedule 1 hereto.
                                                ----------

     6. The Company has no Subsidiaries (as defined in the Credit Agreement), and no equity investment in any other corporation or entity in excess of 10% of the outstanding voting stock of such other corporation or entity, except as disclosed in Schedule 4 attached hereto.
             ----------

     IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of the Company as of ______________, 199_.


                                    CONNER PERIPHERALS, INC.



                                    By: _________________________

                                    Title: _______________________

                                  SCHEDULE 2
                           TO COMPLIANCE CERTIFICATE
                           -------------------------
                                 ($ in 000's)


                                                      Date:______________, 199__

                                             For the fiscal [quarter/year] ended
                                                           ______________, 199__

=============================================================================================================

                                                         Actual                     Required/Permitted
                                                         ------                     ------------------
-------------------------------------------------------------------------------------------------------------
1.    Section 7.09 Leverage Ratio.
      ---------------------------
-------------------------------------------------------------------------------------------------------------
      The ratio of:

      A.  the difference of:

          (i)    Total Liabilities                      _________

                         minus
                         -----

         (ii)    aggregate principal amount
                 outstanding under the 1991
                 Indenture and the 1992 Indenture
                 and other Subordinated Debt (if
                 any)                                   _________

                      (i) - (ii)                =       _________

-------------------------------------------------------------------------------------------------------------
       B.  the sum of:

           (i)   Tangible Net Worth                     _________

                        plus
                        ----

          (ii)   aggregate principal amount
                 outstanding under the 1991
                 Indenture and the 1992 Indenture
                 and other Subordinated Debt (if
                 any)                                   _________

                     (i) + (ii)                =
                                                        _________

-------------------------------------------------------------------------------------------------------------


                   A                           =                                     Ratio not greater
                 -----
                   B                                    ==========                   than:   1.10 to 1.00

-------------------------------------------------------------------------------------------------------------

=============================================================================================================

                                                         Actual                     Required/Permitted
                                                         ------                     ------------------
-------------------------------------------------------------------------------------------------------------

2.    Section 7.10 Minimum Tangible Net Worth.
      ---------------------------------------
-------------------------------------------------------------------------------------------------------------

      Tangible Net Worth                       =      ==============
-------------------------------------------------------------------------------------------------------------
      Not to be less than the sum of:
-------------------------------------------------------------------------------------------------------------
      A.  $260,000,000                                $260,000,000

                        plus
                        ----
-------------------------------------------------------------------------------------------------------------
      B.  50% of Consolidated Net Income,
          commencing with the fiscal quarter
          beginning 07/01/95 and thereafter
         (not reduced by any quarterly loss)          ______________

                        plus
                        ----
-------------------------------------------------------------------------------------------------------------

      C.  75% of Net Proceeds arising from the
          sale (available to the public) of
          capital stock occurring on or after
          07/01/95                                    ______________
                        plus
                        ----
-------------------------------------------------------------------------------------------------------------

      D.  75% of any increase in consolidated
          Tangible Net Worth due to conversions
          of Indebtedness to equity occurring
          on or after 07/01/95/1/                     ______________

                        minus
                        -----
-------------------------------------------------------------------------------------------------------------
      E.  the cumulative amount of write-offs/2/
          taken on or after 09/30/95 associated
          with any Acquisitions by the Company        _____________/3/
          or its Subsidiaries

                        minus
                        -----
-------------------------------------------------------------------------------------------------------------





      __________________________

               /1/  Without duplication.

               /2/  Taken in accordance with GAAP.

               /3/  Not to exceed $75,000,000.

=============================================================================================================

                                                         Actual                     Required/Permitted
                                                         ------                     ------------------
-------------------------------------------------------------------------------------------------------------
      F.  the cumulative amount of write-offs/4/
          taken on or after 09/30/95 associated
          with restructuring of operations/5/           ___________/6/

-------------------------------------------------------------------------------------------------------------
                                                                                    Tangible Net Worth not
          A + B + C + D - E - F  =                      ==========                  less than the sum of
                                                                                    A + B + C + D - E - F
-------------------------------------------------------------------------------------------------------------
3.    Section 7.11 Quick Ratio.
      ------------------------
-------------------------------------------------------------------------------------------------------------
      The ratio/7/ of:
-------------------------------------------------------------------------------------------------------------
      A.  the sum of:

          (i)    cash                                   __________
         (ii)    Cash Equivalents/8/                    __________
        (iii)    Eligible Receivables (net of
                 allowance for doubtful
                 accounts)                              __________

                 (i) + (ii) + (iii)           =         __________

-------------------------------------------------------------------------------------------------------------
      B.  current liabilities determined in
          accordance with GAAP and including
          (without duplication) Loans                   __________

-------------------------------------------------------------------------------------------------------------

              A                                                                      Ratio not less than:
            -----                                                                    -------------------
              B                              =                                            0.90:1.00
                                                        __________

-------------------------------------------------------------------------------------------------------------



       ___________________________

               /4/  Taken in accordance with GAAP.

               /5/ If in any fiscal quarter the Company (on a consolidated basis) shall have had an operating loss, no amount of any write-off taken in such quarter with respect to any restructuring of the Company's or any Subsidiary's U.S. domestic operations shall be included.

               /6/  Not to exceed $45,000,000.

               /7/  Determined on a consolidated basis.

               /8/  Valued in accordance with GAAP.

=============================================================================================================

                                                         Actual                     Required/Permitted
                                                         ------                     ------------------
-------------------------------------------------------------------------------------------------------------
4.    Section 7.12 Profitability/9/
      --------------------------
-------------------------------------------------------------------------------------------------------------
      10% of Tangible Net Worth/10/                     __________

------------------------------------------------------------------------------------------------------------
      A.  Aggregate operating loss for the                                          Not to exceed the
          fiscal quarter just ended                   ______________                greater of:
                                                                                     (i) $50,000,000 or
                                                                                    (ii) 10% of Tangible
                                                                                         Net Worth
-------------------------------------------------------------------------------------------------------------
      B.  Aggregate net loss for the                                                Not to exceed the
          fiscal quarter just ended                   ______________                greater of:
                                                                                     (i) $50,000,000 or
                                                                                    (ii) 10% of Tangible
                                                                                         Net Worth
-------------------------------------------------------------------------------------------------------------

      C.  Aggregate operating loss for                                              Not to exceed the
                                                                                    greater of (i)
           (i)  the fiscal quarter just                                             $50,000,000 or
                ended                                 ______________                (ii) 10% of Tangible
                                                                                    Net Worth

                        plus
                        ----


          (ii)  the immediately preceding
                fiscal quarter                        ______________


                      (i) + (ii)                  =
                                                      ==============

-------------------------------------------------------------------------------------------------------------
      D.  Aggregate net loss for                                                    Not to exceed the
                                                                                    greater of:
           (i)  the fiscal quarter just                                              (i) $50,000,000 or
                ended                                                               (ii) 10% of Tangible
                                                                                         Net Worth
                        plus                          ______________
                        ----

          (ii)  the immediately preceding
                fiscal quarter                        ______________


                      (i) + (ii)                  =
                                                      ==============

============================================================================================================





       ____________________________________

      /9/      All calculations shall be in accordance with GAAP and on a consolidated basis and shall exclude (i) write-offs up to a maximum cumulative amount of $75,000,000 taken after the Closing Date with respect to Acquisitions, and (ii) write off's up to a maximum cumulative amount of $45,000,000 taken after the Closing Date with respect to restructuring of operations; no amount of any write-off taken in any fiscal quarter with respect to restructuring of U.S. domestic operations may be included if, for such fiscal quarter the Company (on a consolidated basis) shall have had an operating loss.

       /10/    As of the last day of the immediately preceding fiscal quarter, determined in accordance with GAAP and on a consolidated basis.

                                   EXHIBIT D
                              to Credit Agreement

                      Consolidating Statement Certificate
                      -----------------------------------


     Pursuant to that certain Credit Agreement dated as of October 30, 1995 (as extended, renewed, amended or restated from time to time, the "Credit
                                                               ------
Agreement") among Conner Peripherals Inc., a California corporation (the
---------
"Company"), the several financial institutions from time to time party thereto
 -------
and Bank of America National Trust and Savings Association, as Agent, the undersigned ______________, certifies that [he] [she] is the __________ of the Company, and that, as such, [he] [she] is authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1.   Attached hereto as Schedule 1 is a true, correct and complete copy of
                             ----------
          the unaudited consolidating balance sheets and related consolidating statements of operations for the year ended _________, 199_ of the Company and each of its Subsidiaries.

     2.   Schedule 1 was used in connection with the preparation of the
          ----------
          Company's audited consolidated balance sheet and related consolidated statements of operations for such year.

     3.   Schedule 1 was derived from the financial records of the Company.
          ----------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in the name and on behalf of the Company as of __________, 199_.

                                    CONNER PERIPHERALS, INC.



                                    By: _________________________

                                    Title: ________________________

                                   EXHIBIT E
                            to the Credit Agreement


             Form of Opinion of Wilson, Sonsini, Goodrich & Rosati

                                [see attached]

                               October 30, 1995



Bank of America National Trust and
 Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services #5596

                and

The financial institutions listed
on Annex A hereto (the "Banks")
   -------


     RE:  CREDIT AGREEMENT, DATED AS OF OCTOBER 30, 1995,
          AMONG CONNER PERIPHERALS, INC., THE BANKS NAMED
          THEREIN AND BANK OF AMERICA NATIONAL TRUST AND
          SAVINGS ASSOCIATION, AS AGENT FOR THE BANKS

Ladies and Gentlemen:

     We have acted as counsel to Conner Peripherals, Inc., a Delaware corporation (the "Company"), in connection with the negotiation, execution and delivery of that certain Credit Agreement, dated as of October 30, 1995, including the exhibits and schedules thereto and the related Disclosure Letter including the exhibits and schedules thereto (collectively, the "Credit Agreement"), among the Company, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks. Capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein. This opinion is rendered to you pursuant to Section 4.01(d) of the Credit Agreement.

     In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

     (a)  the Credit Agreement;

     (b) a letter agreement, dated as of September 8, 1995, by and between the Company and BA Securities, Inc., as Arranger, with respect to certain fees payable in connection with the Credit Agreement (the "Fee Letter");

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 2


     (c) a Certificate of the Treasurer of the Company, dated as of the date hereof, with respect to certain financial statements of the Company, executed and delivered to you by the Company pursuant to Sections 4.01(f), (g) and (h) of the Credit Agreement;

     (d) a Certificate of the Secretary of the Company, dated as of the date hereof, executed and delivered to you pursuant to Sections 4.01(b) and 4.01(c) of the Credit Agreement, as to, among other things: (i) the incumbency and signature of certain officers of the Company; (ii) the Restated Certificate of Incorporation of the Company; (iii) the bylaws of the Company; and (iv) the adoption of certain resolutions by the directors of the Company; and

     (e) a copies of the Certificate of Incorporation of the Company and the related Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company, each certified as of October 23, 1995, by the Secretary of State of the State of Delaware; and

     (f)  the documents and agreements listed on Annex B hereto (the "Reviewed
                                                 -------
          Agreements") which the Company has certified to us constitute (i) all of the written indentures, debentures, loan agreements, lines of credit and guarantees as to which the Company or one of its Subsidiaries is a party, pursuant to which such party, as of October 30, 1995, is borrowing or guaranteeing (pursuant to such agreement and not in the aggregate) $5,000,000 or more, (ii) all of the documents listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, included therein pursuant to the requirements of clauses (2), (4), (9) or (10) of Item 601(b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect), and (iii) all of the documents required to be listed as exhibits to the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (if such Quarterly Report were filed as of the date hereof), required to be included therein pursuant to the requirements of clauses (2), (4), (9) or (10) of Item 601(b) of Regula tion S-K (other than those which have expired, terminated or are otherwise no longer in effect).

     The Credit Agreement, together with the Fee Letter incorporated therein by reference, is referred to herein as the Agreement. The Certificates referenced in paragraphs (c) and (d) above are referred to herein collectively as the "Other Loan Documents".

     With respect to any documents submitted for our review we have assumed that all signatures (other than those on behalf of the Company on the documents referred to in paragraphs (a), (b), (c), (d) and (e) above) are genuine, all documents submitted as originals are authentic, all documents submitted as copies conform to the original documents and that all documents, books and records made available to us by the Company are accurate and complete.

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 3



     We have also relied upon and obtained from public officials and officers and representatives of the Company such other certificates and assurances as we consider necessary for the purposes of rendering this opinion. With respect to certain matters of fact we have relied upon, with your permission, the representations and warranties of the Company set forth in the Credit Agreement, but only to the extent they relate to factual matters, the Certificate of the Secretary of the Company referenced in paragraph (e) above and a Certificate in the form attached to this opinion as Annex C.
                                     -------

     As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that during the course of our representation of the Company in connection with the Agreement and the Other Loan Documents, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Company.

     We understand that you are receiving, as of the date hereof, the opinion of the General Counsel to the Company (the "Corporate Opinion") as to such matters as organization, authorization, good standing and status of litigation. For the purposes of this opinion, we have assumed all of the matters set forth in the Corporate Opinion.

     On the basis of the foregoing and in reliance thereon, and based upon examination of questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that in our opinion:

     1. The Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. The execution and delivery of the Agreement, the execution and delivery of the Other Loan Documents, the borrowing of Loans in accordance with the Agreement, repayment of any such Loans by the Company and the undertaking of the covenants set forth in the Agreement do not (a) contravene the Company's Certificate of Incorporation or Bylaws, (b) contravene any order, writ, judgment, decree, determination or award of any court or arbitrator, known to us, to which the Company is a party or subject, (c) conflict with or constitute a material breach of the terms, conditions or provisions of or constitute a default under any Reviewed Agreement, (d) result in, or require the creation or imposition of any lien, security interest or other encumbrance on any of the properties or revenues of the Company or any of its Subsidiaries pursuant to any Reviewed Agreement, or (e) to our knowledge, contravene any provision of law, statute, rule or regulation having applicability to the Company.

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 4


     3. No governmental consents, approvals, authorizations, registrations, declarations or filings are required to be made or obtained by or in respect of the Company (or on its behalf) for the due authorization, execution and delivery by the Company of the Agreement and the Other Loan Documents, the borrowing of Loans in accordance with the Agreement or the repayment of any such Loans by the Company (including, without limitation, Regulations T, U, G and X of the Board of Governors of the Federal Reserve System).

     4. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. Obligations under the Agreement consisting of principal and interest (other than interest accruing after the date of filing of any petition for relief under bankruptcy or insolvency law, as to which we express no opinion) arising in respect of the Loans under the Agreement constitute "Senior Indebtedness" as such term is respectively defined in the 1991 Indenture and the 1992 Indenture.

     The foregoing opinions are subject to the following exceptions, qualifications, limitations and assumptions:

     A. We are admitted to practice law only in the State of California. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. For purposes of our review of the Reviewed Agreements, except in the case of any such Reviewed Agreements, governed by the federal laws of the United States, where such Reviewed Agreements purport to be governed by laws other than those of the State of California, we have, with your consent, assumed that the laws governing such Reviewed Agreements (including the effect thereof and the appropriate interpretation thereof) are no different from the laws of the State of California.

     B. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

     C. We express no opinion (i) regarding the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or for violations or breaches

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 5


         of any provisions the enforcement of which a court determines would be unreasonable under the then existing circumstances, (ii) regarding the rights or remedies available to any party insofar as such party may take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Agreement, (iii) regarding the enforceability of any provision which may be deemed to be "unconscionable" within the meaning of Section 1670.5 of the California Civil Code, or (iv) as to the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

     D. We express no opinion as to the legality, validity, binding nature or enforceability of (i) provisions in the Agreement providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision of the Agreement insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) provisions regarding a Bank's or the Agent's ability to collect attorneys' fees and costs in an action involving the Agreement, if the Bank or Agent is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees), (iv) provisions of any Agreement imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they bear no reasonable relation to the damage suffered by the lender, constitute a penalty or forfeiture or are otherwise contrary to public policy, or (v) any provision of the Agreement to the effect that a statement, certificate or determination shall be deemed conclusive absent manifest error.

     E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waivers including, without limitation, the waivers of diligence, presentment, demand, protest or notice, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Agreement) relating to the rights of the Company or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by California courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, or (iii) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period.

     F. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 6


         recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     G. We express no opinion as to any provision of the Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     H. We have assumed that there are no agreements or understandings between or among the Company, a Bank, the Agent or third parties which would expand, modify or otherwise affect the terms of the Agreement or the respective rights or obligations of the parties thereunder and that the Agreement correctly and completely set forth the intent of all parties thereto.

     I. We have assumed that all parties to the Agreement other than the Company have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code.

     J. We have assumed that the Agreement has been duly authorized, executed and delivered by the Agent and each of the Banks and that the Agent and each of the Banks have full power, authority and legal right to enter into and perform the terms and conditions of the Agreement on their parts to be performed and that the Agreement constitutes legal, valid and binding obligations of the Agent and each of the Banks, enforceable against them in accordance with its terms.

     K. Except to the extent expressly stated in paragraph 3, we express no opinion as to the applicability or effect of compliance or noncompliance by the Agent or the Banks with any state, federal or other laws applicable to the Agent or the Banks or to the transactions contemplated by the Agreement because of the nature of their business, including their legal or regulatory status.

     L. We have assumed that each Bank is either (i) a "Bank" as defined in and operating under that certain act known as the "Bank Act" approved March 1, 1909, as amended, (ii) a bank created and operating under and pursuant to the laws of the State of California or of the United States or (iii) a foreign bank complying with the criteria set forth in
         Section 1716 of the California Financial Code, as amended, and that the Banks are therefore exempt from the restrictions of Section 1 of
         Article XV of the California Constitution and related statutes relating to rates of interest upon the loan of money.

     M. We express no opinion regarding compliance or noncompliance (or the effect thereof) with anti-fraud provisions of federal or state securities laws, if any of such provisions were to be applicable, or with respect to the "Blue Sky" laws of any state other than the State of

Bank of America National Trust
 and Savings Association, as Agent
 and the Banks
As of October 30, 1995
Page 7


         California, although in the course of our representation of the Company in connection with matters to which this opinion is addressed (without further investigation), nothing has come to our attention that would lead us to believe that, with respect to such matters, any such provisions of federal or state securities laws or "Blue Sky" laws would be applicable.

     N. Our opinions in clauses (b) and (e) of paragraph 2 above are intended to express our opinion that the execution, delivery and performance by the Company of the Agreement are neither prohibited by, nor do they subject the Company to a fine, penalty or similar sanction under or any law, rule, regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Company and the transactions contemplated by the Agreement; accordingly, our opinions set forth above are limited to the foregoing.


     O. This opinion speaks only at and as of its date and is based solely on the facts and circumstances existing on such date. We express no opinion as to the effect on the Banks' or the Agent's rights under the Agreement of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

     This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Agreement and is solely for your benefit. This opinion may not be quoted to or relied upon by any person other than you, except that (i) this opinion may be disclosed to (a) bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure and (b) prospective Assignees and Participants in connection with the potential transfer of all or part of the Loans or Commitments of any Bank, and (ii) this opinion may be relied upon by Assignees of or Participants in the Loans if such assignments or participations are permitted under and made in accordance with the Agreement; provided that in
                                                               --------
no event does this opinion extend to any issue or matter related to any such assignment or participation or arising from or out of any such assignment or participation (as distinct from the subject transaction).

                                       Very truly yours,

                                       /s/ Wilson, Sonsini, Goodrich & Rosati
                                          WILSON, SONSINI, GOODRICH & ROSATI,
                                          Professional Corporation

                                    ANNEX A
                                    -------



Bank of America National Trust
 and Savings Association
555 California Street
San Francisco, CA  94104

Barclays Bank PLC
75 Wall Street
New York, NY  10265

Standard Chartered Bank
160 Water Street, 2nd Floor
New York, New York 10038

                                    ANNEX B
                                    -------


                              REVIEWED AGREEMENTS



 Number                                      Description
--------                                 -------------------


    1 Purchase Agreement dated February 11, 1986 for shares of Series A Preferred Stock.

    2 Purchase Agreement dated June 13, 1986 for shares of Convertible Preferred Stock.

    3 Purchase Agreement dated December 1, 1986 between Conner Peripherals, Inc. (the "Company") and Compaq Computer Corporation for the sale of Convertible Preferred Stock.

    4 Purchase Agreement dated August 31, 1987 for the sale of Series B Preferred Stock.

    5           The Company's Profit Sharing Plan, as amended to date.

    6           The Company's 1986 Incentive Stock Plan, as amended.

    7           Registration Rights Agreement dated August 31, 1987.

    8           Stockholders' Agreement dated June 13, 1986, as amended.

    9           Form of Officer and Director Indemnification Agreement.

    10 Commercial Lease dated July 20, 1987 between the Company and Orchard Investment Company Number 606 covering property located at 2720 Orchard Parkway, San Jose, California and Supplemental Agreement related thereto.

    11 Commercial Lease dated October 22, 1987 between the Company and Fred Sahadi covering property located on the corner of Montague Expressway and North Capital Avenue in Milpitas, California.

    12 Agreement dated June 13, 1986 between the Company and Compaq Computer Corporation.

    13 Non-Exclusive Patent License Agreement dated November 21, 1986 between the Company and Quantum Corporation.

  Number          Description
 --------   -----------------------

    14 Loan and Security Agreement dated November 24, 1987 between the Company and USX Credit Corporation, together with Promissory Notes issued thereunder and other documents related thereto.

    15 Loan and Security Agreement dated May 28, 1987 between the Company and USX Credit Corporation, together with Promissory Notes and other documents related thereto.

    16 Master Equipment Lease Agreement dated May 30, 1987 between the Company and Signal Capital Credit Corporation, and documents related thereto.

    17 Security Agreement dated April 3, 1987 between the Company and Signal Capital Credit Corporation, together with Secured Promissory Note and other documents related thereto.

    18 Security Agreement dated February 18, 1987 between the Company and Signal Capital Credit Corporation, together with Secured Promissory Note and other documents related thereto.

    19 Security Agreement dated December 31, 1986 between the Company and Signal Capital Credit Corporation, together with Secured Promissory Note and other documents related thereto.

    20 Security Agreement dated May 8, 1987 between the Company and Equitable Life Leasing Corporation, together with Promissory Note and other documents related thereto.

    21 Chattel Mortgage-Security Agreement dated March 5, 1987 between the Company and Equitable Life Leasing Corporation, together with Promissory Note and other documents related thereto.

    22 Chattel Mortgage-Security Agreement dated January 20, 1987, between the Company and Equitable Life Leasing Corporation, together with Promissory Note and other documents related thereto.

    23 Joint Venture Agreements, dated March 3, 1988 between the Company and Olivetti.

    24          The Company's Employee Stock Purchase Plan, as amended.

    25 Tenancy Agreement dated July 9, 1988 between the Company and Siong Hoe International (PTE) Ltd for the lease of part of the Siong Hoe Industrial Building located in Singapore.

  Number            Description
 --------   ----------------------------

    26 Lease Agreement dated June 16, 1988 between Conner Peripherals, Singapore, Ltd. and Newton Investment Ltd. for the sixth story of 151 Lorong Chuan, Singapore.

    27 Chattel Mortgage-Security Agreement dated as of November 21, 1988 between the Company and Equitable Lomas Leasing Corporation together with documents related thereto.

    28 Master Equipment Lease Agreement dated April 19, 1988 between the Company and Signal Capital Corporation, together with documents related thereto.

    29 Equipment Lease Agreement dated June 16, 1988 between the Company and Sutter Capital Corporation, with documents related thereto.

    30 Loan and Security Agreement dated May 31, 1988 between the Company and MNC Leasing Corporation, and documents related thereto.

    31 Lease Agreement dated December 8, 1988 between Conner Peripherals Singapore Ltd. for the fifth story of 151 Louong Chuan Singapore.

    32 Assignment of Lease Agreement between the Company and Orchard Investment Company Number 702 for Lease covering Building 10, 2911 Zanker Road, San Jose, California.

    33 Lease Agreement dated June 28, 1990 between the Company and Orchard Investment Company Number 701 for building 9, 2895 Zanker Road, San Jose, California.

    34 Ground Lease Agreement between the Company and Penang Development corporation for land at Plot 365 AT Prai Industrial Estate, Penang.

    35 Indenture dated March 1, 1991 between the Company and the First National Bank of Boston related to the Company's public offering of Convertible Subordinated Debentures Due 2001.

    36 Indenture dated March 1, 1992 between the Company and the First National Bank of Boston related to the Company's public offering of Convertible Subordinated Debentures Due 2002.

    37 Purchase Agreement dated March 26, 1991 between the Company and USX Credit Corporation related to the purchase of a Mint Sputtering System.

    38 Agreement and Plan of Reorganization dated as of July 25, 1991 by and among the Company, Conner Subsidiary, Inc. and VISqUS Corporation.

  Number            Description
 --------   ---------------------------

    39 Release and Cross-license effective as of June 6, 1991 between the Company and Rodime, Plc.

    40 Asset Purchase Agreement dated as of August 30, 1991 among the Company, Conner Peripherals Malaysia, SDN. Bhd. and Read-Rite Corporation.

    41 Stock Ownership and Right of First Refusal Agreement dated as of November 14, 1991 between Conner Peripherals Malaysia, SDN. Bhd. and Read-Rite Corporation.

    42 Agreement dated July 1, 1991 between Conner Peripherals Europe S.p.A. and FINAOSTA S.p.A./1/

    43 Agreement dated June 6, 1991 between Conner Peripherals Europe S.p.A. and Olivetti Finfactoring S.p.A./2/

    44 Stock Purchase Agreement between the Company and Compaq Computer Corporation dated July 28, 1992.

    45 Lease Agreement between the Company and Pratt Partnership, a Colorado general partnership, for premises located at Lot No. 1 at 2400 Trade Centre Drive, Longmont, Colorado dated May 28, 1992.

    46 Fifth Amendment to Lease between the Company and Orchard Investment Company Number 606 ("Orchard") for premises located at 2720 Orchard Parkway, San Jose, California dated March 27, 1992 (amending original lease dated July 20, 1987 between the Company and Orchard, as amended).

    47 Agreement and Plan of Merger of Conner Peripherals, Inc., a Delaware corporation, and Conner Peripherals, Inc., a California corporation dated July 13, 1992.

    48 Lease Agreement between Conner Peripherals PTE LTD and Newton Investment LTD for premises located at 151 Lorong Chuan, Singapore (third story) dated March 21, 1992.



_________________________

/1/ This Agreement is written in Italian and has not been read by our firm. We therefore express no opinion as to this Agreement.

/2/ This Agreement is written in Italian and has not been read by our firm. We therefore express no opinion as to this Agreement.

  Number           Description
 --------   --------------------------

    49 Distribution Agreement among the Company, Peripherals Europe and Schmitt Computersysteme dated February 1, 1992.

    50 Agreement and Plan of Merger between Archive Corporation, Conner Acquisition Corp. and Conner Peripherals, Inc. dated November 18, 1992, as amended.

    51 Sublease Agreement between the Company and General Signal Corporation for premises located at 195 South Milpitas Boulevard, Milpitas, California dated February 20, 1993.

    52 Agreement between the Company and Matsushita-Kotobuki Electronics Industries LTD regarding the DC2000 product dated April 18, 1993.

    53 Agreement between Archive Corporation and Matsushita-Kotobuki Electronics Industries LTD regarding the R-DAT product dated April 18, 1993.

    54 Asset Purchase Agreement between the Company, Archive Corporation and Overland Data dated May 25, 1993.

    55 Lease Agreement between the Company and Fujita Corporation for property located at 1650 Sunflower Avenue, Costa Mesa, California 92626 dated August 1, 1993 (as amended) (Company is lessee as a result of the merger with Archive).

    56          Purchase Agreement between the Company and Olivetti S.p.A.
                ("Olivetti") in which the Company purchased Olivetti's minority interest in Conner Peripherals Europe dated August 11, 1993.

    57 Form of Executive Employment Agreement between the Company and certain of its executive officers.

    58 OEM Purchase Agreement between the Company and NCR Corporation dated July 29, 1988 (as amended).

    59 Master Production Agreement between the Company and Apple Computer, Inc. dated September 20, 1989 (as amended).

    60 Amended and Restated Standard Purchasing Agreement between the Company and Sun Microsystems Computer Corporation dated June 12, 1992 (as amended).

    61 Purchase Agreement between the Company and Ing. C. Olivetti and C., S.p.A. dated April 7, 1993.

  Number          Description
 --------   -------------------------

    62 Master Production Agreement between the Company and International Business Machines Corporation dated June 9, 1993.

    63 Inventory Repurchase Agreement between the Company and Chrysler First Commercial Corporation dated May 10, 1990 (now NationsCredit Commercial Corporation).

    64 Conner Peripherals, Inc. Repurchase Agreement between the Company and Bell Atlantic TriCon Leasing Corporation dated December 10, 1992.

    65          Conner Peripherals, Inc. 1995 Director Stock Plan

    66 Change of Control Agreement between the Company and Finis Conner dated October 18, 1994.

    67 Change of Control Agreement among the Company, P. Jackson Bell dated October 18, 1994.

    68 Change of Control and Severance Agreement among the Company and Kenneth Potashner dated April 27, 1995.

    69 Change of Control and Severance Agreement among the Company and Donald Massaro dated April 27, 1995.

    70 Change of Control and Severance Agreement among the Company and Michael Workman dated April 27, 1995.


    71 Employment Contract/Termination Agreement between the Company and P. Jackson Bell dated August 19, 1993

    72 Agreement and Plan of Reorganization among the Company, Seagate Technology, Inc. and Athena Acquisition Corporation dated October 3, 1995.

    73 Stock Option Agreement among the Company and Seagate Technology, Inc. dated October 3, 1995.

                             OFFICER'S CERTIFICATE


                                October 30, 1995



Wilson, Sonsini, Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California  94304-1050

Ladies and Gentlemen:

     In connection with the Credit Agreement, dated as of October 30, 1995 (the "Credit Agreement"), among the Company, the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent for the Banks (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein), and for the purposes of the opinion letter to be rendered by you to the Banks, the undersigned, as an officer and on behalf of the Company, does hereby certify that the following statements are true, correct and complete as of the above date:

     1. I, James A. Taylor, am the duly appointed, qualified and acting Vice President and Treasurer of the Company. I am actively involved in the business operations of the Company and am generally familiar with all of the corporate and business affairs of the Company and its subsidiaries. I have read and am familiar with the Credit Agreement and the transactions relating thereto.

     2. I have examined a draft of the proposed opinion letter which your firm intends to submit to the Banks, a copy of which is attached hereto as Exhibit A.
                                                                      ---------
I hereby confirm as true, complete and correct all the factual statements.

     3. The Credit Agreement was properly executed on October 30, 1995 by me as Vice President and Treasurer of the Company. There are no side agreements, contemporaneous understandings or other documents or arrangements relating to the Credit Agreement (but not expressly reflected therein) among any of the parties thereto that are not attached to or referred to in this Officer's Certificate.

     4. We intend the Credit Agreement to be a legal, valid and binding obligation of the Company. We are not aware of any reasons why the Credit Agreement would not be enforceable by the Banks against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as noted in the other qualifications set forth in your proposed opinion letter attached hereto as Exhibit A. We are not aware of any reason why the Credit Agreement might not be
---------
valid in its entirety or subject to any limitations on the remedies and rights of the parties thereto. The Company is not now involved as a debtor in any form of bankruptcy, insolvency, receivership, or similar proceeding, and no such proceedings have been threatened against the Company.

     5. To my knowledge, except as set forth in the Disclosure Letter, there are no actions, suits or proceedings pending or threatened in writing against the Company before any court or arbitrator or any governmental body, agency or official which would have a material adverse effect on the consolidated financial position of the Company or its results of operations or impair the Company's ability to perform its obligations under the Credit Agreement or challenge the validity or enforceability of the Credit Agreement or prevent the consummation of the transactions contemplated in connection therewith.

     6.  Attached hereto as Exhibit B is a true, correct and complete copy of
                            ---------
the Restated Certificate of Incorporation of the Company together with all amendments and restatements thereto (the "Certificate of Incorporation"), as in effect on the date hereof. No other amendment or other modification to the Certificate of Incorporation of the Company has been approved by the Board of Directors of the Company or stockholders of the Company or any committee of or designated by the Board of Directors, no other amendment or other document has been filed with the Secretary of State of Delaware, and no steps have been taken by the Board of Directors to authorize or effect any further amendment or other modification thereto.

     7.  Attached hereto as Exhibit C is a true, correct and complete copy of
                            ---------
the Bylaws (together with all amendments thereto) of the Company as in effect on the date hereof.

     8.  Attached hereto as Exhibit D is a true, correct and complete list of
                            ---------
(i) all of the written indentures, debentures, loan agreements, lines of credit and guarantees as to which the Company or one of its Subsidiaries is a party, pursuant to which such party, as of October 30, 1995, is borrowing or guaranteeing (pursuant to such agreement and not in the aggregate) $5,000,000 or more, (ii) all of the documents listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, included therein pursuant to the requirements of clauses (2), (4), (9) or (10) of Item 601 (b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect), and (iii) all of the documents required to be listed as exhibits to the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (if such Quarterly Report were filed as of the date hereof), required to be included therein pursuant to the requirements of clauses (2), (4), (9) or (10) of Item 601 (b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect).

     9. I have performed all investigations, examined all records and documents, and made all inquiries reasonably necessary or appropriate to obtain sufficient actual knowledge to support the statements made in this Certificate.

     10. I fully understand the above statement that I am making herein and that you will be relying significantly on the completeness and accuracy of such statements in rendering your opinions.


                                    CONNER PERIPHERALS, INC.



                                    By:  /s/ James A. Taylor
                                       _______________________________
                                          James A. Taylor
                                          Vice President and Treasurer

                                   EXHIBIT F
                            to the Credit Agreement



                     Form of Opinion of Thomas F. Mulvaney


                                [see attached]

                           Conner Peripherals, Inc.
                               2895 Zanker Road
                          San Jose, California 95134



                            As of October 30, 1995



Bank of America National Trust and
Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services #5596

          and

The financial institutions listed
on Schedule 1 hereto (the "Banks")


     Re:  Credit Agreement, dated as of October 30, 1995,
          among Conner Peripherals, Inc., the Banks named
          therein and Bank of America National Trust and
          Savings Association, as Agent for the Banks
          -----------------------------------------------

Ladies and Gentlemen:

     I am vice president, general counsel and secretary of Conner Peripherals, Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the negotiation, execution and delivery of that certain Credit Agreement, dated as of October 30, 1995, including the exhibits and schedules thereto and the related Disclosure Letter including the exhibits and schedules thereto (collectively, the "Credit Agreement"), among the Company, certain financial institutions named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent for the Banks. Capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein. This opinion is rendered to you pursuant to Section 4.01(d) of the Credit Agreement.

     In connection with such transaction, I have examined:

     (a)  the Credit Agreement;

     (b) a letter agreement, dated as of September 8, 1995, by and between the Company and the Agent with respect to certain fees payable in connection with the Credit Agreement (the "Fee Letter");

     (c) a certificate of Treasurer of the Company, dated as of the date hereof, executed and delivered to you by the Company pursuant to Sections 4.01(f), (g) and (h) of the Credit Agreement;

Bank of America National Trust and
Savings Association, as Agent
and the Banks
As of October 30, 1995
Page 2


     (d) a Certificate of the Secretary of the Company, dated as of the date hereof, executed and delivered to you pursuant to Sections 4.1(b) and 4.1(c) of the Credit Agreement, as to, among other things: (i) the incumbency and signature of certain officers of the Company); (ii) the Certificate of Incorporation of the Company; (iii) the bylaws of the Company; and (iv) the adoption of certain resolutions by the directors of the Company;

     (e) copies of the Certificate of Incorporation of the Company and the related Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Company, each certified as of October 23, 1995, by the Secretary of State of the State of Delaware; and

     (f) (i) a certificate of the Secretary of State of the State of Delaware, dated October 23, 1995, with respect to the status of the Company as a corporation incorporated under the laws of the State of Delaware, with respect to the good standing of the Company; (ii) a certificate of the Secretary of State of the State of California dated October 24, 1995, with respect to the standing of the company as a corporation qualified to do business in the State of California; (iii) a certificate of the Secretary of State of the State of Colorado, dated October 13, 1995, with respect to the standing of the Company as a corporation qualified to do business in the State of Colorado; and (iv) a certificate of the Secretary of State of the State of Florida dated October 24, 1995, with respect to the standing of the company as a corporation qualified to do business in the State of Florida.


     The Credit Agreement, together with the Fee Letter incorporated therein by reference, is referred to herein as the Agreement. The Certificates referenced in paragraphs (c) and (d) above are referred to herein collectively as the "Other Loan Documents".

     With respect to any documents submitted for my review I have assumed that all signatures (other than those on behalf of the Company on the documents referred to in paragraphs (a), (b), (c) and (d) above) are genuine, all documents submitted as originals are authentic, all documents submitted as copies conform to the original documents and that all documents, books and records made available to me by the Company are accurate and complete.

     I have also relied upon and obtained from public officials and officers and representatives of the Company such other certificates and assurances as I consider necessary for the purposes of rendering this opinion. With respect to certain matters of fact I have relied upon, with your permission, the representations and warranties of the Company set forth in the Credit Agreement, but only to the extent they relate to factual matters, an Officers' Certificate in the form attached to this opinion and the certificates of public officials referenced in paragraph (f) above.

     In rendering the opinion set forth in paragraph 4 below, I have not made any independent investigation of court or other governmental records to determine whether any actions have been filed.

Bank of America National Trust and
Savings Association, as Agent
and the Banks
As of October 30, 1995
Page 3

     On the basis of the foregoing and in reliance thereon, and based upon examination of questions of law as I have deemed appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I advise you that in my opinion:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company is duly authorized to do business as a foreign corporation and is in good standing in the States of California, Colorado and Florida.

     2. The Company has the requisite corporate power and authority to enter into and perform the Agreement, to execute and deliver the Other Loan Documents, to own its properties and assets and to carry on its business as presently conducted.

     3. The execution, delivery and performance of the Agreement, including the borrowings proposed to be made under the Agreement and the execution and delivery of the Other Loan Documents have been duly authorized by all necessary corporate action on the part of the Company. The Agreement and the Other Loan Documents have been duly executed and delivered by the Company.

     4. To my knowledge, no litigation, investigation or proceeding of or before any court, arbitrator or other governmental authority is pending or threatened against the Company or any Subsidiary of the Company or any of the properties or revenues of the Company or any Subsidiary thereof with respect to the Agreement or any of the borrowings proposed to be made under the Agreement.

     The foregoing opinions are subject to the following exceptions, qualifications, limitations and assumptions:

     A. I am admitted to practice law only in the State of California. I express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States, as such are in effect on the date hereof.

     B. I express no opinion regarding compliance or noncompliance (or the effect thereof) with anti-fraud provisions of federal or state securities laws, if any of such provisions were to be applicable, or with respect to the "Blue Sky" laws of any state other than the State of California, although nothing has come to my attention (without further investigation) that would lead me to believe that, with respect to matters relating to the Agreement, any such provisions of federal or state securities laws or "Blue Sky" laws would be applicable.

     C. This opinion speaks only at and as of its date and is based solely on the facts and circumstances existing on such date. I express no opinion as to the effect on the Banks' or the Agent's rights under the Agreement of any statute, rule, regulation or other law which is

Bank of America National Trust and
Savings Association, as Agent
and the Banks
As of October 30, 1995
Page 4

        enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

     D. My opinion set forth in paragraph 1 as to good standing in the State of Delaware and as due qualification and good standing in other states is based solely on the certificates referenced in paragraph (f) above (copies of which have been furnished to you), and, to the extent available, telephonic confirmation as of the date of this opinion of the legal existence and good standing of the Company in the State of Delaware from the Office of the Secretary of State of the State of Delaware and the due qualification and good standing as a foreign corporation qualified to do business from the Offices of the Secretary of State of California, Colorado and Florida.

     This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Agreement and is solely for your benefit. This opinion may not be quoted to or relied upon by any person other than you, except that (i) this opinion may be disclosed to (a) bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure and (b) prospective Assignees and Participants in connection with the potential transfer of all or part of the Loans or Commitments of any Bank and (ii) this opinion may be relied upon by Assignees of and Participants in the Loans if such assignments or participations are permitted under and made in accordance with the Agreement; provided that in
                                                               --------
no event does this opinion extend to any issue or matter related to any such assignment or participation or arising from or out of any such assignment or participation (as distinct from the subject transaction).

                                  Very truly yours,


                                  /s/ Thomas F. Mulvaney

                                  Thomas F. Mulvaney
                                  Vice President, General Counsel and
                                  Secretary

                                    ANNEX A
                                    -------



Bank of America National Trust
 and Savings Association
555 California Street
San Francisco, CA 94104

Barclays Bank PLC
388 Market Street, Suite 1700
San Francisco, California 94111-5317

Standard Chartered Bank
160 Water Street, 2nd Floor
New York, New York 10038

                                   EXHIBIT G
                              to Credit Agreement

                            FORM OF PROMISSORY NOTE
                            -----------------------



$____________                                                October 30, 1995




          FOR VALUE RECEIVED, the undersigned, Conner Peripherals, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of
                           -------
___________________ (the "Bank") the principal sum of ____________ Dollars
                          ----
($___________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of October 30, 1995 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties
     ----------------
thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

          The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").
                                                                  ----

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.



                                                     CONNER PERIPHERALS, INC.



                                                     By: ______________________

                                                     Title:____________________



                                                     By:_______________________

                                                     Title:____________________

                                                              Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS
                ------------------------------------------------

                 (2)                 (3)               (4)            (5)
   (1)       Amount of        Maturity Date      Amount of Base    Notation
   Date    Base Rate Loan   of Base Rate Loan   Rate Loan Repaid   Made by
   ----    --------------   -----------------   ----------------   --------
________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

________   ______________   _________________   ________________   ________

                                                              Schedule B to Note

            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
            --------------------------------------------------------

                (2)                  (3)                  (4)              (5)
   (1)       Amount of        Maturity Date of    Amount of Offshore    Notation
   Date  Offshore Rate Loan  Offshore Rate Loan    Rate Loan Repaid     Made by
   ----  ------------------  ------------------   ------------------    --------
________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

________   ______________    _________________     ________________     ________

                                   EXHIBIT H
                            to the Credit Agreement

                           Form of Notice to Trustee
                           -------------------------


[The First National Bank of Boston
Blue Hill Office Park
Mail Stop 45-02-15
150 Royall Street
Canton, MA  02021
Attention:  Corporate Trust Division
                 or
Other Indenture Trustee or Creditor]


   Re:  [1991] [1992] Conner Peripherals, Inc. Indenture
        ------------------------------------------------


Ladies and Gentlemen:

     We refer to that certain Indenture dated as of [March 1, 1991] [March 1, 1992] (as amended from time to time, the "Indenture") between Conner
                                          ---------
Peripherals, Inc. (the "Company") and _____________________ [as "Trustee" under
                        -------
the Indenture]. The Company, Bank of America National Trust and Savings Association, as Agent, and the several financial institutions from time to time party thereto, are party to that certain Credit Agreement dated as of October 30, 1995 (as extended, renewed, amended or restated from time to time the "Credit Agreement"), which provides a credit facility to the Company of up to
 ----------------
$100,000,000 in principal amount. Pursuant to irrevocable authorization granted to us by the Company, we hereby notify you that the Company has incurred Senior Indebtedness (as such term is defined in the Indenture) pursuant to the Credit Agreement.

                              [and, if applicable]

     [The Company has defaulted in the payment of principal, premium, if any, or interest on Senior Indebtedness arising under the Credit Agreement, which default is continuing beyond the applicable period of grace for such payment, if any, specified in the Credit Agreement.] [A noncompliance event or other circumstance exists which, under the terms of the Credit Agreement, permits the acceleration of Senior Indebtedness arising thereunder, and either a judicial proceeding has been commenced with respect thereto or the Company has been notified thereof.]

     This notice is given pursuant to Section 4.05 of the Indenture.

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as Agent


                                            By:  __________________________

                                            Title:  _________________________



cc:  Conner Peripherals, Inc.

                                   EXHIBIT I
                            to the Credit Agreement


                            Subordination Provisions
                            ------------------------

          Subordinated Debt shall include Indebtedness of the Company for which the Banks are satisfied (which may include delivery of an opinion of the counsel in form and from such Person reasonably acceptable to the Agent and the Banks) that such Indebtedness is subject to subordination provisions no less favorable to the Banks than those set forth with respect to the subordination to Senior Indebtedness in the 1991 Indenture and the 1992 Indenture.

                                   EXHIBIT J
                            to the Credit Agreement

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------



          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
                                                          --------------
Acceptance") dated as of __________, 199__ is made between
----------
_______________________ (the "Assignor") and __________________________ (the
                              --------
"Assignee").
 --------


                                    RECITALS
                                    --------

          WHEREAS, the Assignor is party to that certain Credit Agreement dated as of October 30, 1995 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Conner Peripherals, Inc. a Delaware
                 ----------------
corporation (the "Company"), the several financial institutions from time to
                  -------
time party thereto (including the Assignor, the "Banks"), and Bank of America
                                                 -----
National Trust and Savings Association, as agent for the Banks (the "Agent").
                                                                     -----
Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Company in an aggregate
                                ---------------
amount not to exceed $__________ (the "Commitment");
                                       ----------

          WHEREAS, [the Assignor has made Committed Loans to the Company, in the aggregate principal amount of $__________, of which, as of the date hereof, $_____________ are Base Rate Loans and $____________ are Offshore Rate Loans] [no Committed Loans are outstanding under the Credit Agreement]; and

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans] in an amount equal to $__________ (the "Assigned
                                                                     --------
Amount") on the terms and subject to the conditions set forth herein and the
------
Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage
                                                      ---------------------
Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B)
-----
all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Article III and Sections 10.04 and 10.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.
          --------

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________ , or such other amount and on such other terms as the Assignor and Assignee may agree in writing, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08(a) of the Credit Agreement.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and] Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement, the Disclosure Letter and their respective Schedules and Exhibits, together with copies of the most recent financial statements referred to in
Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.
          -----------------------

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective
                                                                ---------
Date"); provided that the following conditions precedent have been satisfied on
----    --------
or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

             (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

              (iv) the Assignee shall have complied with Section 9.10(a) of the Credit Agreement (if applicable); and

               (v)  the processing fee referred to in Section 2(b) hereof and in
Section 10.08(a) of the Credit Agreement shall have been paid to the Agent.

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.
                   ----------

     6.   Agent.
          -----

          (a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the Banks pursuant to the terms thereof, together with such powers as are reasonably incidental thereto.

          [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7.   Withholding Tax.
          ---------------

     The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsi bility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any of its Subsidiaries, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.
          -------------

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counter parts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


By: ________________________________

Title:  ____________________________


By:  _______________________________

Title:  ____________________________

Address:



                                   [ASSIGNEE]


By: ________________________________

Title:  ____________________________


By:  _______________________________

Title:  ____________________________

Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


                                                           _______________, 19__



Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Conner Peripherals, Inc.
2895 Zanker Road
San Jose, CA  96134
Attn:  Chief Financial Officer

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of October 30, 1995 (as amended, amended and restated, modified, supplemented or renewed from time to time the

"Credit Agreement") among Conner Peripherals, Inc. (the "Company"), the Banks
 ----------------                                        -------
referred to therein and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are
                             -----
used herein as therein defined.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
                                       --------
"Assignee") of _____% of the right, title and interest of the Assignor in and to
 --------
the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all standing Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving
                                -------------------------
effect to such assignment the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________.

     2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, Conner Peripherals, Inc. to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name: ____________________________
               Address:  _________________________________
                             _____________________________
                             _____________________________
               Attention:  _______________________________
               Telephone:  (___) _________________________
               Telecopier:  (___) ________________________
               Telex (Answerback):  ______________________

          (B)  Payment Instructions:

               Account No.:  _____________________________
                   At:         ___________________________
                               ___________________________
                            ______________________________
               Reference:   ______________________________
               Attention:   ______________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


Very truly yours,

[NAME OF ASSIGNOR]

By: ______________________________

Title:  __________________________


By:  _____________________________

Title:  __________________________

[NAME OF ASSIGNEE]

By: _______________________________

Title:  ___________________________


By:  ______________________________

Title:  ___________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


CONNER PERIPHERALS, INC.

By: _______________________________

Title:  ___________________________


By:  ______________________________

Title:  ___________________________


BANK OF AMERICA NATIONAL TRUST AND
 SAVINGS ASSOCIATION, as Agent


By: _______________________________

Title:  ___________________________


By:  ______________________________

Title:  ___________________________